EXHIBIT 10.2



                               OPEN-END MORTGAGE,
              ASSIGNMENT OF LEASES AND PROFITS, SECURITY AGREEMENT
                               AND FIXTURE FILING

                                      from

                                 SOLON HOTEL LLC
                                  as Mortgagor

                                       to

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                  as Mortgagee




                               Dated: July 7, 1997


                  PREPARED BY AND AFTER RECORDATION RETURN TO:

                              Katten Muchin & Zavis
                       1025 Thomas Jefferson Street, N.W.
                              Suite 700, East Tower
                             Washington, D.C. 20007
                         Attn: Christopher J. Hart, Esq.


-------------------------------------------------------------------------------

                  THE MAXIMUM AMOUNT OF PRINCIPAL TO BE SECURED
                       AT ANY ONE TIME UNDER THIS MORTGAGE
                                IS $4,500,000.00



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                                TABLE OF CONTENTS

Section                                                                   Page


1.   DEFINED TERMS........................................................  5

2.   THE LOAN..............................................................14

3.   WARRANTY OF TITLE.................................................... 14

4.   INSURANCE............................................................ 14

5.   PAYMENT OF TAXES..................................................... 20

6.   ESCROW FUND.......................................................... 20

7.   COMPLIANCE WITH LAWS................................................. 21

8.   CONDEMNATION......................................................... 22

9.   LEASES AND PROFITS................................................... 25

10.   REPRESENTATIONS CONCERNING LOAN..................................... 26

11.   SINGLE PURPOSE ENTITY; AUTHORIZATION................................ 31

12.   MAINTENANCE OF PROPERTY............................................. 33

13.   TRANSFER OR ENCUMBRANCE OF THE PROPERTY............................. 34

14.   ESTOPPEL CERTIFICATES: AFFIDAVITS................................... 35

15.   CHANGES IN THE LAWS REGARDING TAXATION.............................. 36

16.   NO CREDITS ON ACCOUNT OF THE DEBT................................... 36

17.   DOCUMENTARY STAMPS.................................................. 37

18.   CONTROLLING AGREEMENT............................................... 37


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19.   BOOKS AND RECORDS................................................... 37

20.   PERFORMANCE OF OTHER AGREEMENTS..................................... 38

21.   FURTHER ASSURANCES.................................................. 39

22.   RECORDING OF MORTGAGE............................................... 40

23.   REPORTING REQUIREMENTS.............................................. 41

24.   EVENTS OF DEFAULT................................................... 41

25.   LATE PAYMENT CHARGE:  SERVICING FEES................................ 43

26.   RIGHT TO CURE DEFAULTS.............................................. 44

27.   REMEDIES............................................................ 44

28.   RIGHT OF ENTRY...................................................... 48

29.   SECURITY AGREEMENT.................................................. 48

30.   ACTIONS AND PROCEEDINGS............................................. 49

31.   WAIVER OF SETOFF AND COUNTERCLAIM................................... 49

32.   CONTEST OF CERTAIN CLAIMS........................................... 49

33.   RECOVERY OF SUMS REQUIRED TO BE PAID................................ 50

34.   MARSHALING AND OTHER MATTERS........................................ 50

35.   HAZARDOUS SUBSTANCES................................................ 50

36.   ASBESTOS............................................................ 51

37.   ENVIRONMENTAL MONITORING............................................ 52

38.   MANAGEMENT OF THE PROPERTY.......................................... 53

39.   HANDICAPPED ACCESS.................................................. 55

40.   ERISA............................................................... 55

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41.   INDEMNIFICATION..................................................... 55

42.   LIMITATIONS ON RECOURSE............................................. 57

43.   NOTICE.............................................................. 60

44.   AUTHORITY........................................................... 60

45.   WAIVER OF NOTICE.................................................... 60

46.   REMEDIES OF MORTGAGOR............................................... 61

47.   SOLE DISCRETION OF MORTGAGEE........................................ 61

48.   NON-WAIVER.......................................................... 61

49.   NO ORAL CHANGE...................................................... 62

50.   LIABILITY........................................................... 62

51.   INAPPLICABLE PROVISIONS............................................. 62

52.   SECTION HEADINGS.................................................... 62

53.   COUNTERPARTS........................................................ 62

54.   HOMESTEAD........................................................... 62

55.   ASSIGNMENTS......................................................... 63

56.   SUBMISSION TO JURISDICTION.......................................... 63

57.   SERVICE OF PROCESS.................................................. 63

58.   WAIVER OF JURY TRIAL................................................ 63

59.   CHOICE OF LAW....................................................... 64

60.   TIME OF ESSENCE..................................................... 64

61.   SURVIVAL............................................................ 64

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62.   NO THIRD-PARTY BENEFICIARY RIGHTS CREATED........................... 65

63.   DISCHARGE........................................................... 65

64.   MAINTAINING PRIORITY OF MORTGAGE.................................... 65

65.   USURY SAVINGS....................................................... 65

66.   COSTS............................................................... 66

67. LOCAL LAW PROVISIONS.................................................. 66

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                               OPEN-END MORTGAGE,
              ASSIGNMENT OF LEASES AND PROFITS, SECURITY AGREEMENT
                               AND FIXTURE FILING


         This OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND PROFITS, SECURITY AGREEMENT AND FIXTURE FILING (this "MORTGAGE") is dated as of the 7th day of July, 1997 from SOLON HOTEL LLC, a New York limited liability company, having an address at c/o Essex Partners Inc., 100 Corporate Woods, Rochester, New York 14623 ("MORTGAGOR") to GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 8614 Westwood Center Drive, Suite 630, Vienna, Virginia 22182-2233 ("MORTGAGEE").

         MORTGAGOR, in consideration of the indebtedness herein recited, and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid by Mortgagee, the receipt of which is hereby acknowledged, does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee, its successors and assigns forever, all of Mortgagor's right, title and interest in and to certain lands in Cuyahoga County, Ohio, more particularly described in EXHIBIT A attached hereto and made a part hereof (collectively, the "LAND"; together with all of the following described property, collectively, the "PROPERTY");

         TOGETHER WITH all machinery, furnishings and equipment including, without limitation, all furnaces, boilers, oil burners, radiators and piping, coal stokers, refrigeration and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, awnings, window shades, kitchen cabinets, plants and shrubbery and all other equipment and machinery, appliances, fittings and fixtures of every kind in or used in the operation of the Land and the Improvements, together with any and all replacements thereof and additions thereto, fixtures (including, without limitation, all heating, air conditioning, plumbing and bathroom, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and

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polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the buildings, structures and improvements now or hereafter erected or located thereon or appurtenant thereto, including without limitation that "Hampton Inn" hotel, the construction of which is nearing completion, on the Land and all related amenities and improvements (collectively, the "IMPROVEMENTS"), and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Land and the Improvements (collectively, the "PERSONAL PROPERTY"), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "UNIFORM COMMERCIAL CODE"), superior in lien to the lien of this Mortgage and all proceeds and products of the above; Mortgagor acknowledges that, as of the date hereof, it has entered into a certain letter agreement with Mortgagee (the "FF&E SIDE LETTER") confirming, among other things, that after Mortgagor has acquired all Personal Property necessary to operate the Property, it shall execute such additional security agreements, UCC-1 financing statements and other instruments as may be reasonably requested by Mortgagee to reflect that Mortgagee holds a valid, perfected first-lien security interest in all such Personal Property;

         TOGETHER WITH all accounts, escrows (including, without limitation, the Replacement Reserve Account and the Escrow Fund), documents, instruments, chattel paper, claims, deposits and general intangibles of Mortgagor, as such terms are defined in the Uniform Commercial Code, and all agreements, contracts, certificates, instruments, and other documents, now or hereafter entered into, including, without limitation, the Management Agreement and the License Agreement (to the extent permitted thereby), and all proceeds, substitutions and replacements thereof, all of Mortgagor's interest in contract rights, insurance proceeds, security deposits, franchises, books, records, appraisals, architectural and engineering plans, specifications, environmental and other reports relating to the Land, trademarks (to the extent assignable), trade names (to the extent assignable), servicemarks, logos, copyrights, goodwill, symbols, permits, licenses (to the extent assignable), approvals, actions, tenant or guest lists, advertising materials and telephone exchange numbers as identified in such materials, all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Land as a result of tax certiorari or any applications or proceedings for reduction, and causes of action which now or hereafter relate to, are derived from or are used in connection with the Land, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, "INTANGIBLES");

         TOGETHER WITH all leases and other agreements affecting the use, enjoyment or occupancy of the Land or the Improvements heretofore or hereafter entered into (including,

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without limitation, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Land), together with any guarantees, supplements, amendments, modifications, extensions and renewals of any thereof, and all additional remainders, reversions, and other rights and estates appurtenant thereto, as the same may be amended from time to time (collectively, "LEASES");

         TOGETHER WITH all of Mortgagor's right, title and interest in and to the Operating Agreements (defined herein), together with any amendments, modifications, extensions and renewals of any thereof, and all subordinations, estoppels and other rights in connection therewith;

         TOGETHER WITH all agreements (including, without limitation, the Management Agreement, the License Agreement and all agreements now or hereafter entered into for the use and enjoyment of all food, liquor and other beverage licenses), contracts, certificates, instruments, franchises, permits, licenses (including, without limitation, food, liquor and other beverage licenses, to the extent assignable), plans, specifications and other documents, now or hereafter entered into, together with any amendments, modifications, extensions and renewals of any thereof, and all subordinating estoppel rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Mortgagor thereunder;

         TOGETHER WITH all of Mortgagor's right, title and interest in and to any easements and appurtenances affecting the Property;

         TOGETHER WITH the right, in the name and on behalf of Mortgagor, to commence any action or proceeding to protect the interest of Mortgagee in the Property and while an Event of Default remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

         TOGETHER WITH all (i) income, rents, room rates, receipts, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits and other benefits now due or which may become due or to which Mortgagor is now or hereafter may become entitled or which Mortgagor may demand or claim arising or issuing from or out of the operation of the business at the Land or any part thereof and all amounts paid as rents for such Land or the fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms, recreational facilities and otherwise; and (ii) receivables, customer obligations, installment payment obligations and other payment obligations whether already accrued, now accruing or to accrue in the future for the occupancy or use of the Property or any part thereof, or arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use or

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occupancy of all or any portion of the Land or personalty located thereon, or the rendering of services by Mortgagor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, parking space, guest rooms or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Land, regardless of whether the revenues described in the preceding clauses (i) and (ii) are paid or accrued before or after the filing by or against Mortgagor of any petition for relief under any state or federal bankruptcy or insolvency laws (collectively, "PROFITS");

         TOGETHER WITH all additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;

         TOGETHER WITH all awards heretofore and hereafter made to Mortgagor for taking by eminent domain the whole or any part of the Land or any easement therein, including any awards for changes of grade of streets; and

         TOGETHER WITH any and all other rights of Mortgagor in and to the foregoing.

         TO HAVE AND TO HOLD the Property unto Mortgagee and unto its successors and assigns in fee simple forever with all appurtenances hereunto belonging, together with all Profits therefrom.

         PROVIDED, HOWEVER, that upon full payment of all indebtedness hereby secured, and upon performance of all covenants, obligations and indemnities hereby secured, the Property shall be released to Mortgagor.

         TO SECURE to Mortgagee:

             (a) Payment of all indebtedness evidenced by an interest-bearing loan and debt in the original principal sum of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) (the "LOAN") evidenced by that certain Mortgage Note dated as of the date hereof from Mortgagor, as Maker, to Mortgagee, as Payee (the "NOTE"), the terms of which are incorporated herein by reference as well as all renewals, extensions, modifications and recastings of the Note.

             (b) The performance of all covenants, obligations, indemnities and agreements required of Mortgagor under the Note, this Mortgage, any indemnity executed in connection with the Loan, and all other agreements, documents and instruments evidencing or securing the indebtedness hereby secured (the Note, this Mortgage, the Assignment, the Document Assignment,

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the Financing Statements, Environmental Agreement, the Replacement Reserve
Agreement, the Guaranty Agreement, and all such other agreements, documents and instruments are hereinafter referred to collectively as the "LOAN DOCUMENTS").

             (c) The payment of (i) interest, default interest, late charges and other sums as provided in the Loan Documents; (ii) any Extension Fee or Deferred Financing Fee (as each such term is defined in the Note; and (iii) all other monies agreed or provided to be paid by Mortgagor in the Loan Documents.

             (d) The payment of any and all future advances made to Mortgagor hereunder or under any Loan Document.

             (e) The performance of all obligations of any surety, guarantor or indemnitor of any of the obligations of Mortgagor under the Loan Documents.

             (f) The payment of all costs and expenses, including court costs, attorneys' fees, witness fees (including fees of expert witnesses), paid, advanced or incurred by Mortgagee pursuant to the Loan Documents to protect or preserve the Property or the validity or priority of this Mortgage or to enforce the remedies of Mortgagee as provided for herein or in the other Loan Documents.

             1.  DEFINED TERMS

             The following terms shall have the following meanings:

             (a) "ACCESS LAWS" has the meaning set forth in Section 39(a) hereof.

             (b)  "ACCOUNTS" has the meaning set forth in Section 6(b) hereof.

             (c) "AFFILIATE" means, with respect to a specified person or entity, another person or entity who: (i) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control, with the specified person or entity; (ii) is a partner, director, officer or trustee of the specified person or entity or of any person or entity described in clause
(i) above; (iii) is a partner of a partnership or joint venture which owns, or is a beneficiary or trustee of a trust which owns, or other owner of any stock or other evidences of beneficial ownership in, the specified person or entity or any person or entity as described in clause (i) above; or (iv) is related to the specified person by blood (including grandparents of the specified person and of his or her spouse and all lineal descendants of such grandparents) or marriage to the specified person or to any person described in (i) above or of the spouse of any of the foregoing persons. For purposes of this definition, the term "control" with respect to a specified person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through the ownership of voting stock, by contract or otherwise.

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             (d)  "APPLICABLE LAWS" has the meaning set forth in Section 7(a)
hereof.

             (e)  "ASBESTOS" has the meaning set forth in Section 36 hereof.

             (f)  "ASSIGNMENT" has the meaning set forth in Section 2(b) hereof.

             (g) "BUDGET" means the budget for the use and application of the Loan and Gross Revenues derived from the operation of the Property, including all expenses to be satisfied from the Accounts, as set forth in the budget delivered by Mortgagor to Mortgagee on the date hereof with respect to the balance of the current calendar year, and the annual budget to be delivered in accordance with the terms hereof for each subsequent calendar year for so long as any portion of the Debt remains outstanding.

             (h) "BUSINESS DAY" means a day on which commercial banks are not authorized or required by law to close in the State of Ohio.

             (i) "CAPITAL EXPENSES" means all payments for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized consistent with accounting methods employed by Mortgagor for the Property.

             (j)  "COLLATERAL" has the meaning set forth in Section 29 hereof.

             (k) "CONDEMNATION" has the meaning set forth in Section 8(a) hereof.

             (l) "DEBT" means the outstanding principal balance of the Note from time to time, with all accrued and unpaid interest thereon, and all other sums now or hereafter due under the Loan Documents, as well as the last paragraph of this Section.

             (m)  "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of:

                  (i) the NOI produced by the operation of the Property during the twelve (12) calendar month period immediately preceding the calculation, to

                  (ii) the projected payments of principal and interest due under the Note for the twelve (12) calendar month period immediately following the calculation, as reasonably calculated by Mortgagee.

             (n) "DEFAULT RATE" has the meaning set forth in Section 25(b) hereof.

             (o) "DOCUMENT ASSIGNMENT" has the meaning set forth in Section 2(b) hereof.




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             (p)  "EHA IV" means Essex Hospitality Associates IV L.P., a New
York limited partnership and the ninety-nine percent (99%) member of Borrower.

             (q) "ENVIRONMENTAL AGREEMENT" has the meaning set forth in Section 2(b) hereof.

             (r) "ENVIRONMENTAL LAWS" has the meaning set forth in Section 35 hereof.

             (s)  "ERISA" has the meaning set forth in Section 40(a) hereof.

             (t) "ESCROW AGREEMENT" means that Escrow Agreement between the Title Company, Mortgagor and Mortgagee dated of even date herewith, which sets forth the schedule of and conditions precedent to the disbursement of the Loan proceeds.

             (u) "ESCROW FUND" has the meaning set forth in Section 6(a) hereof.

             (v) "EVENT OF DEFAULT" has the meaning set forth in Section 24 hereof.

             (w) "EXCULPATED PARTIES" has the meaning set forth in Section 42(b) hereof.

             (x) "EXPENSES" means the aggregate of the following items actually incurred by Mortgagor, whether or not paid, during the twelve (12) month period ending one (1) month prior to the date on which the NOI is to be calculated:

                  (i) the cost of sales including, without limitation, salaries, wages, employee benefits, payroll taxes and other costs related to the Property's employees;

                  (ii) departmental expenses incurred at departments within the Property, administrative and general expenses and the cost of marketing incurred by the Property, advertising and business promotion incurred by the Property, all utility costs (including, without limitation, heat, light, power, water, and telephone), computer line charges, and routine repairs, maintenance and minor alterations treated as Expenses under the License Agreement or the Management Agreement;

                  (iii) the cost of inventories and fixed asset supplies
                        consumed in the operation of the Property;

                  (iv) a reasonable reserve for uncollectible accounts receivable;

                  (v) all costs and fees of independent professionals or other third parties who are retained by Licensor to perform services required or permitted under the License Agreement;

                  (vi) all costs and fees of technical consultants and operational experts who are retained or employed by Licensor for specialized services (including, without limitation, quality

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                        assurance inspectors) and the cost of attendance by
                        employees of the Property at training and manpower development programs sponsored by the Licensor;

                  (vii) the base management fee under the Management Agreement and the base license fee under the License Agreement;

                  (viii) the Property's pro rata share of costs and expenses of the national and regional reservations system service under the License Agreement;

                  (ix) Insurance Premiums, as provided herein or in the License Agreement;

                  (x) taxes (exclusive of the Manager's income taxes and any license, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on the Manager) and all impositions;

                  (xi) transfers to any reserve account required pursuant hereto or to the License Agreement;

                  (x) lease payments and associated costs on any operating (as opposed to capital) leases of FF&E;

                  (xi) common area maintenance fees and improvement district assessments;

                  (xii) costs and expenses incurred by Licensor in terminating its employees at the Property pursuant to the License Agreement; and

                  (xiii) such other costs and expenses incurred by Licensor or
                        Manager as are otherwise reasonably necessary for the proper and efficient operation of the Property.

         The term "Expenses" shall not include (a) debt service payments pursuant to any mortgage financing on the Property, (b) payments pursuant to equipment leases or other forms of financing obtained for the initial FF&E located in or connected with the Property or (c) rental payments pursuant to any ground lease.

             (y) "FF&E SIDE LETTER" has the meaning set forth in the recitals of this Mortgage.

             (z) "FINANCING STATEMENTS" means any and all UCC financing statements filed by or on behalf of Mortgagee as additional security hereunder.

             (aa) "GROSS REVENUES" shall mean all revenues and receipts of every kind derived from operating the Property and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from rental of guest rooms, telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals

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(not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and proceeds, if any, from business interruption or other loss of income insurance; PROVIDED, HOWEVER, that Gross Revenues shall not include the following: gratuities to employees of the Property; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; proceeds from the sale of FF&E; interest received or accrued with respect to the funds in any required reserve accounts or the other operating accounts of the Property; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); or any proceeds from any sale of the Property or from the refinancing of any debt encumbering the Property.

             (bb) "GUARANTOR" means Essex Partners Inc., a New York corporation.

             (cc)  "GUARANTY AGREEMENT" has the meaning set forth in
Section 2(b) hereof.

             (dd)  "HAZARDOUS SUBSTANCES" has the meaning set forth in
Section 35 hereof.

             (ee) "INDEMNIFIED PARTIES" has the meaning set forth in Section 41(b) hereof.

             (ff) "IMPROVEMENTS" has the meaning set forth in the recitals of this Mortgage.

             (gg)  "INSURANCE PREMIUMS" has the meaning set forth in
Section 4(d) hereof.

             (hh) "INSURED CASUALTY" has the meaning set forth in Section 4(e)(ii) hereof.

             (ii) "INTANGIBLES" has the meaning set forth in the recitals of this Mortgage.

             (jj)  "INVESTOR" has the meaning set forth in Section 21(b) hereof.

             (kk) "LAND" has the meaning set forth in the recitals of this Mortgage.

             (ll) "LEASES" has the meaning set forth in the recitals of this Mortgage.

             (mm) "LICENSE AGREEMENT" means the License Agreement to be issued under that Commitment Agreement to issue a Hampton Inn License Agreement dated as of November 6, 1995 ("LICENSE COMMITMENT"), by and between Licensor and EHA IV, which, in accordance with that certain letter from Licensor to Lender dated June 27, 1997, will be reissued in the name of Mortgagor, pursuant to which Mortgagor has the right to operate the hotel located on the Property under a name and/or hotel system controlled by Licensor, or any successor agreement between Mortgagor and Licensor.

             (nn)  "LICENSOR" means Promus Hotels, Inc., a Delaware corporation.

             (oo) "LOAN" has the meaning set forth in the recitals of this Mortgage, together with any renewals, extensions, amendments, modifications, supplements or restatements thereof.

             (pp) "LOAN DOCUMENTS" has the meaning set forth in the recitals of this Mortgage, together with any renewals, extensions, amendments, modifications, supplements or restatements of such instruments.

             (qq) "LOAN-TO-VALUE RATIO" means the ratio of: (i) the Debt, plus all other debt (or other liquidated economic obligations) which is then outstanding and secured by the Property or any part thereof, to (ii) the appraised value of the Property as estimated by an appraiser acceptable to Mortgagee. Any appraisal for purposes of calculating the Loan-to-Value Ratio shall be performed in accordance with the then-approved standards under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

             (rr) "MANAGEMENT AGREEMENT" means the Management Agreement dated as of June 25, 1997 between Mortgagor and Manager.

             (ss)  "MANAGER" means Essex Partners Inc., a New York corporation.

             (tt) "MANAGING MEMBER" means Essex Hotels LLC, a New York limited liability partnership.

             (uu) "MATURITY DATE" means the Applicable Maturity Date (as such term is defined in the Note) or any earlier acceleration of sums due under the Note pursuant to Mortgagee's declaration of an Event of Default.

             (vv) "MORTGAGE" has the meaning set forth in the recitals of this Mortgage, together with any renewals, extensions, amendments, modifications, supplements or restatements hereof.

             (ww) "MORTGAGEE" has the meaning set forth in the preamble to this Mortgage as well as the last paragraph of this Section.

             (xx) "MORTGAGOR" has the meaning set forth in the preamble to this Mortgage as well as the last paragraph of this Section.

             (yy) "NOI" means for any period of time, the excess of Gross Revenues for such period over Expenses for such period adjusted by the Underwriting Standards. NOI shall include only Profits and such other income, including any rent loss, business interruption insurance proceeds, vending or concession income, late fees, forfeited security deposits and other miscellaneous tenant charges, which are accrued and Expenses actually incurred or payable during the period for which the NOI is being calculated, as set forth on operating statements satisfactory to Mortgagee. NOI shall be calculated on an accrual basis in accordance with generally accepted accounting principles consistently applied, based on the Uniform System of Accounts; PROVIDED, HOWEVER, that notwithstanding the foregoing, Mortgagee reserves the right as aforesaid and as specified in subsection 1(v) above to adjust Gross Revenues and Expenses based on the Underwriting Standards.

             (zz) "NOTE" has the meaning set forth in the recitals of this Mortgage, together with any renewals, extensions, amendments, modifications, supplements or restatements of such instrument.

             (aaa) "OPERATING AGREEMENTS" has the meaning set forth in Section 20 hereof.

             (bbb) "OTHER CHARGES" has the meaning set forth in Section 5 hereof.

             (ccc) "PERSONAL PROPERTY" has the meaning set forth in the recitals of this Mortgage.

             (ddd)  "POLICIES" has the meaning set forth in Section 4(d) hereof.

             (eee) "PROFITS" has the meaning set forth in the recitals of this Mortgage.

             (fff) "PROPERTY" has the meaning set forth in the recitals of this Mortgage, as well as the last paragraph of this Section.

             (ggg) "REMEDIAL WORK" has the meaning set forth in Section 37 hereof.

             (hhh)  "REPLACEMENT RESERVE AGREEMENT" has the meaning set forth in
Section 2(b) hereof.

             (iii)  "REPLACEMENT RESERVE ACCOUNT" has the meaning set forth in
Section 6(b) hereof.

             (jjj) "SECURITIES" has the meaning set forth in Section 21(b) hereof.

             (kkk)  "TAXES" has the meaning set forth in Section 5 hereof.

             (lll)  "UCC FINANCING STATEMENTS" has the meaning set forth in
Section 2(b) hereof.

             (mmm) "UNDERWRITING STANDARDS" means shall mean the underwriting standards utilized to adjust the actual net operating income of the Property to comply with the Underwriting Standards of Mortgagee for the Property, as follows:

                  (i) Gross Revenues shall not include any interest or investment income. In addition, Gross Revenues shall be adjusted as may be reasonably

F:\HOME\LORRIE\WORDPFT\ESSXGMAC.DOC
                                                      - 11 -
                        required to normalize Gross Revenues in a manner in which a prudent "institutional hotel investor" would reasonably expect, and the Gross Revenues shall be further adjusted for underwriting purposes by multiplying the Gross Revenues, as adjusted above, times the ratio of (1) the Underwriting Occupancy Rate to (2) the Property Occupancy Rate (although in no event shall the ratio be greater than 1.00). Underwriting Occupancy Rate shall mean an occupancy rate equal to the lesser of the Property Occupancy Rate or 85% for the underwriting period. Property Occupancy Rate shall mean the actual occupancy rate for the Property for the underwriting period and shall be calculated by the rooms occupied by guests (including paid rooms occupied and complimentary rooms occupied) divided by the rooms actually available for rent during the underwriting period.

                        (ii)  Expenses shall be adjusted as follows:

                              (1) Taxes shall be based on a fully completed, occupied, functioning and assessed Property (including, without limitation, all build-out, personal property in place).

                              (2) if any ratio percentages used to calculate fees or contributions (including, without limitation, the base and incentive management fees, base and incentive franchise fees, and the replacement reserve contribution, if any) under the Management Agreement, the License Agreement or hereunder for the Property shall be scheduled to increase during any portion of the 24 month period following the Underwriting Period (the increased amount shall be the "INCREASED FEES AND CONTRIBUTION"), then the higher Increased Fees and Contribution on an annualized basis shall be used to calculate the Expenses with respect to the Property.

                        (iii) In addition to, but not in duplication of, the
                              adjustments set forth above, NOI for the Property may be further adjusted to reflect (1) the growth and/or decline in demand, (2) additions and/or deletions to supply and (3) penetration of the Property for the three year period commencing on the date of determination of the trailing 12 month period. The Property's stabilized NOI shall be adjusted, on a constant dollar basis, for the average daily rate and occupancy rate projected over the three year period commencing on the date of determination of the trailing 12 month period.

                        (iv) In the event that Mortgagor disputes Mortgagee's calculation of adjustments set forth in subsection (iii) above, it shall submit its calculation to Mortgagee with supporting detail and Mortgagee shall have the right to either accept Mortgagor's calculation or to submit both Mortgagee's and Mortgagor's adjustments as set forth in subsection (iii) above to the arbitrator (as selected below) to resolve the dispute. In the event Mortgagee shall elect to submit a dispute to the arbitrator, Mortgagor and Mortgagee shall have ten (10) days to designate one and only one person to act as an arbitrator by written notice given to the other within such ten
                              (10) day period. In the event that either side shall fail to select an arbitrator within such ten
                              (10) day period, the arbitrator selected by the other shall be deemed the arbitrator to resolve the dispute. If both Mortgagor and Mortgagee timely select an arbitrator as stated above, the arbitrators so selected shall, within ten (10) days of their appointment, select a third arbitrator who shall resolve the dispute. Any arbitrator selected above shall be an appraiser with at least ten (10) years experience in appraising hotel properties. The cost of the arbitrator shall be shared equally between Mortgagor and Mortgagee.

             (nnn) "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Property is located.

             (ooo) "UNIFORM SYSTEM OF ACCOUNTS" has the meaning set forth in
Section 10(h) hereof.

             Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any part thereof or any interest therein", the word "Mortgagee" shall mean "Mortgagee, its successors and assigns, and any subsequent holder of the Note", the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage", the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity, and the words "Property" shall include any portion of the Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         2.  THE LOAN

         (a) Upon and subject to the terms and conditions herein set forth, Mortgagee agrees to lend to Mortgagor and Mortgagor agrees to borrow from Mortgagee, a sum not to exceed Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) Mortgagor will pay the Debt at the time and in the manner provided in the Note, this Mortgage and the other Loan Documents. All payments made to Mortgagee in respect of the Debt after payment of principal and interest due and payable under the Note shall be applied by Mortgagee in such order of priority as Mortgagee shall determine in its sole discretion.

         (b) All the covenants, conditions and agreements contained in the Note, the Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of the date hereof from Mortgagor to Mortgagee (the "ASSIGNMENT"), the Assignment of Construction Agreements, Plans and Property Agreements dated as of the date hereof from Mortgagor to Mortgagee (the "DOCUMENT ASSIGNMENT"), the Environmental Indemnity Agreement dated as of the date hereof among Mortgagee, Mortgagor and Guarantor (the "ENVIRONMENTAL AGREEMENT"), the Guaranty Agreement dated as of the date hereof from Guarantor to Mortgagee (the "GUARANTY AGREEMENT"), the Replacement Reserve Agreement dated as of the date hereof from Mortgagor to Mortgagee (the "REPLACEMENT RESERVE AGREEMENT"), the Uniform Commercial Code Financing Statement(s) dated as of the date hereof from Mortgagor for the benefit of Mortgagee (the "UCC FINANCING STATEMENTS"), and the other Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.


         2.  WARRANTY OF TITLE

         Mortgagor represents and warrants generally that Mortgagor: (a) has good indefeasible fee simple title to the Property as specified in the title insurance policy insuring the lien of this Mortgage, (b) has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in the Property, (c) possesses an unencumbered fee estate in the Land and the Improvements, and (d) owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions approved by Mortgagee and shown in the title insurance policy insuring the lien of this Mortgage. Mortgagor further represents and warrants that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to such exceptions. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend such title, validity and priority to Mortgagee against the claims of all persons whomsoever.


         3.  INSURANCE

         (a) Mortgagor, at its sole cost and expense, will keep the Property insured during the entire term of this Mortgage for the mutual benefit of Mortgagor and Mortgagee in accordance with the terms and provisions of this Section against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. The insurance policy shall contain option perils and income loss endorsements and if any of the Improvements or the use of the Property shall at any time constitute legal nonconforming structures or uses, a law and ordinance endorsement. Such insurance shall be in an amount equal to the greater of: (A) the original principal amount of the Loan (in no event less than the minimum amount required to compensate for damage or loss on a replacement cost basis), or (B) the then full replacement cost of the Improvements and the Personal Property, without deduction for physical depreciation; PROVIDED, HOWEVER, that such insurance shall be in an amount such that the insurer would not deem Mortgagor a co-insurer under such policies. The deductible in respect of such insurance shall not exceed the lesser of: (1) Ten Thousand and No/100 Dollars ($10,000.00); or (2) one percent (1%) of the face value of such policy, unless a higher deductible is required by law. Unless such premiums are deposited in the Escrow Fund pursuant to Section 6 of this Mortgage, the premiums for the insurance carried in accordance with this Section shall be paid annually in advance and each policy shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

         (b) Mortgagor shall also obtain and maintain during the entire term of this Mortgage, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, the following policies of insurance:

             (i) If Mortgagee shall request at any time in writing, Flood insurance if any part of the Property is currently or at any time in the future located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lesser of: (A) the outstanding principal amount of the Note; or (B) the maximum limit of coverage available with respect to the Improvements and the Personal Property under such act;

             (ii) (A) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and "Dram shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Property, and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00) and Two Million and No/100 Dollars ($2,000,000.00) general aggregate for the Land and the Improvements, or such greater amount as may be required under the License Agreement; and (B) Umbrella liability insurance containing minimum limits of Ten Million and No/100 Dollars ($10,000,000.00) for the Land and the Improvements, or such greater amount as may be required under the License Agreement;

             (iii) Business interruption insurance: (A) with loss payable to
                   Mortgagee, its successors and/or assigns, as their respective interests may appear; (B) covering all risks required to be covered by the insurance provided for in
                   Section 4(a); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and all personal property has been repaired, the continued loss of income will be insured until the Property is restored (or if such income is not as of the date of restoration at the same level it was at prior to the loss, then until two (2) months following the restoration date), or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to One Million and No/100 Dollars ($1,000,000.00) (based on Expenses and NOI for the Property). The amount of such business interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on clause 4(b)(iii)(D). All insurance proceeds payable to Mortgagee pursuant to this Section shall be held by Mortgagee and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; PROVIDED, HOWEVER, that nothing herein contained shall be deemed to relieve Mortgagor of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually and timely paid out of the proceeds of such business interruption insurance;

             (iv) Insurance, in an amount equal to the lesser of the original principal amount of the Loan or the insurable value of the Improvements and the Personal Property, against loss or damage from: (A) leakage of sprinkler systems; and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements;

             (v) Worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement;

             (vi) Motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00) with minimum limits of Four Million and No/100 Dollars ($4,000,000.00) liability umbrella coverage or such greater amount as may be required under the License Agreement;

             (vii) Blanket crime and fidelity insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by Mortgagor's or Manager's personnel;

             (viii) Earthquake insurance (including subsidence), if the Property is located in an earthquake prone region, insuring to replacement cost with a maximum deductible of no greater than five percent (5%) of the Property value; and

             (ix) Such other insurance as may from time to time be reasonably required by Mortgagee or as may be required by the License Agreement, including, without limitation, during the course of any construction of, or repairs to, any Improvements, builder's completed value risk insurance against "all risks of physical loss" including (A) collapse and transit coverage, in a nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished, and (B) a full installation floater to insure all materials stored on the Land but not yet part of the permanent installation.

         (c) Mortgagor shall increase the amount of insurance required to be provided hereunder at the time that each such policy is renewed (but, in any event not less frequently than once during each twelve (12) month period) by using the F.W. Dodge Building Index to determine whether there has been an increase in the replacement cost of the improvement since the most recent adjustment of any such policy and, if there has been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

         (d) All policies of insurance required pursuant to this Section (collectively, the "POLICIES") shall: (i) be issued by an insurer fully licensed in the State of Ohio with an investment grade rating for claims paying ability by Moody's Investors Service, Inc. and Standard & Poor's Rating Group, if rated (or, if not rated investment grade by any of the foregoing, a CUT THROUGH ENDORSEMENT will be required); (ii) contain a standard noncontributory mortgagee clause naming Mortgagee, its successors and/or assigns, as their respective interests may appear, as the person to which all payments made by such insurance company shall be paid; (iii) be maintained throughout the term of this Mortgage without cost to Mortgagee; (iv) be assigned and delivered to Mortgagee; (v) contain such provisions as Mortgagee deems reasonably necessary or appropriate to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer thereunder, and that Mortgagee shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; (vi) be satisfactory in form and substance to Mortgagee, and be approved by Mortgagee as to amounts, form, risk coverage, deductible, loss payees and insureds; (vii) name Mortgagee as an additional insured or as a Loss Payee, as applicable; and
(viii) waive Mortgagor's right of subrogation against Mortgagee with respect to all property, casualty and hazard insurance, but not with respect to any liability insurance. To the extent that the funds in the Escrow Fund are insufficient to pay such amounts, Mortgagor shall pay or cause Manager to pay the premiums for the Policies (the "INSURANCE PREMIUMS") as they become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, Mortgagor will deliver to Mortgagee satisfactory evidence of the renewal of each Policy. Notwithstanding anything herein to the contrary, in the event that the License Agreement requires (1) greater amounts of coverage for any insurance required hereunder, or (2) additional types of insurance coverage, then the License Agreement insurance requirements shall prevail. In the event Mortgagor fails to provide, maintain, keep in force, or deliver and furnish to Mortgagee the Policies, Mortgagee may procure such insurance or single-interest insurance for such risks covering Mortgagee's interest, and Mortgagor will reimburse Mortgagee for all premiums paid by Mortgagee, together with interest thereon from the date paid at the Default Rate, promptly upon demand by Mortgagee. Until such payment is made by Mortgagor, the amount of all such premiums, together with interest thereon, shall be secured by this Mortgage.

         (e) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt written notice thereof to Mortgagee.

             (i) In the case of a loss covered by Policies, Mortgagee may: (A) settle and adjust any claim without the consent of Mortgagor, or (B) allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss; PROVIDED, HOWEVER, that, if no Event of Default shall have occurred and be continuing, Mortgagor may adjust losses aggregating not in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) if such adjustment is carried out in a competent and timely manner and provided in any case that Mortgagee shall be, and is hereby, authorized to collect and receipt for any such insurance proceeds. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt, shall be secured by this Mortgage and shall be reimbursed by Mortgagor to Mortgagee on demand.

             (ii) In the event of any insured damage to or destruction of the Property or any part thereof (an "INSURED CASUALTY") where:
                   (A) the proceeds of insurance are sufficient to enable Mortgagor to fully restore the Property; (B) the term of, and proceeds derived from, Mortgagor's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Property is undergoing restoration; (C) Mortgagee determines that the restoration is reasonably capable of being completed, and is actually completed, at least nine (9) months prior to the Maturity Date; (D) the Loan-to-Value Ratio upon completion of restoration is estimated, by an appraiser reasonably acceptable to Mortgagee, to be no greater than 0.7:1.0; (E) the License Agreement has not been terminated as a result of the Insured Casualty; (F) the restoration can be completed within nine (9) months from the date that the Insured Casualty occurred, or within such shorter time period as may be required by the License Agreement; (G) the restoration is permitted or required under the License Agreement; and (H) the Debt Service Coverage Ratio upon completion is reasonably anticipated to be at least 1.25, then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or the part thereof subject to the Insured Casualty, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the twelve (12) calendar month period immediately preceding the casualty, unless the appraiser referenced in clause 4(e)(ii)(D) above estimates that NOI after the restoration will be more than ten percent (10%) less than NOI for such twelve (12) calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI.

             (iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Property or the part thereof subject to the Insured Casualty, in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note.

             (iv) In the event that proceeds of insurance, if any, shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee and otherwise in accordance with the requirements of the License Agreement, if any; PROVIDED, HOWEVER, that Mortgagor shall pay all costs (and if required by Mortgagee, shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance required to be made available pursuant to the terms hereof.

             (v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with: (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Mortgagee's option, assurances reasonably satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time. Funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Mortgagee's possession, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Mortgagor, provided such restoration was performed in accordance with the provisions of this Section and Mortgagor is not then in default of its obligations under the Loan Documents.

         (f) Mortgagor shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section. Notwithstanding the foregoing, Mortgagor may carry insurance not required under this Mortgage, provided any such insurance affecting the Property shall be for the mutual benefit of Mortgagor and Mortgagee, as their respective interests may appear, and shall be subject to all other provisions of this Section.

         (g) In the event this Mortgage is foreclosed, or title to the Property is transferred in extinguishment, in whole or in part, of the Debt secured hereby, all right, title and interest of Mortgagor in and to all Policies shall inure to the benefit of and pass to the successor in interest of Mortgagor or the purchaser or grantee of the Property.


         5.  PAYMENT OF TAXES

         To the extent that the funds in the Escrow Fund are insufficient to pay such amounts, Mortgagor shall pay, within thirty (30) days of receipt of notification by Mortgagee, all taxes, assessments (including, without limitation, all assessments imposed under any declaration of covenants, owner's associations or special improvement districts affecting the Property), water rates and sewer rents, now or hereafter levied, assessed or imposed against the Property or any part thereof (collectively, the "TAXES") and all ground rents, maintenance charges, other governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied, assessed or imposed against the Property or any part thereof (collectively, the "OTHER CHARGES") as they become due and payable. Mortgagor will deliver to Mortgagee evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid, or are not then delinquent, no later than thirty (30) days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Mortgagor shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. Upon request, Mortgagor shall furnish to Mortgagee or its designee receipts for the payment of the Taxes, Other Charges and charges for utility services prior to the date that such obligations shall become delinquent. Mortgagor shall be entitled to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount of any Taxes or Other Charges. Notwithstanding the preceding sentence, during the pendency of any such contest Mortgagor shall pay or cause to be paid all Taxes and Other Charges as and when due and payable, or otherwise in accordance with Section 32 hereof.


         6.  ESCROW FUND

         (a) Mortgagor shall pay to Mortgagee on the closing date and thereafter monthly on the first (1st) day of each calendar month: (a) one-twelfth (1/12th) of an amount which would be sufficient to pay the Taxes and Other Charges payable, or reasonably estimated by Mortgagee to be payable, during the next ensuing twelve (12) months; and (b) one-twelfth (1/12th) of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts described in clauses (a) and (b) above, collectively, the "ESCROW FUND"). The Escrow Fund and the monthly installments of principal and interest payable under the Note shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagee will apply the Escrow Fund to payments of Taxes and

Insurance Premiums required to be made by Mortgagor pursuant to Sections 4 and 5 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4 and 5 hereof, Mortgagee shall, in its discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Escrow Fund. If the Escrow Fund is not sufficient to pay the items set forth in clauses (a) and (b) above, Mortgagor shall promptly pay to Mortgagee, within thirty (30) days following demand, an amount which Mortgagee shall reasonably estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then comprising the Escrow Fund to the payment of the Debt in any order in its sole discretion. To the extent permitted by applicable law, the Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. No earnings or interest on the Escrow Fund shall be payable to Mortgagor, unless required by applicable law.

         (b) Mortgagee shall this day, or as soon hereafter as is practicable, establish and shall thereafter maintain the following interest-bearing escrow accounts at one or more federally insured institutions selected by Mortgagee (collectively, the "ACCOUNTS"), each of which shall be in Mortgagee's name and shall constitute additional security for Loan:

             (i) Replacement Reserve Account, into which shall be deposited monthly on the first (1st) day of each calendar month: (A) from the thirteenth (13th) month of the Loan through the twenty-fourth (24th) month of the Loan, an amount equal to one-twelfth (1/12th) of two percent (2%) of the Gross Revenues derived from the operation of the Property and (B) thereafter, for the balance of the Loan term, an amount equal to one-twelfth (1/12th) of four percent (4%) of the Gross Revenues derived from the operation of the Property, from which Mortgagor may request withdrawal from time to time on a semi-monthly basis to refurbish, repair or replace specified Personal Property at the Property, all as more particularly set forth in the Replacement Reserve Agreement (the "REPLACEMENT RESERVE ACCOUNT"); and

             (ii)  Intentionally omitted.


         7.  COMPLIANCE WITH LAWS

         (a) Mortgagor shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property or the use thereof ("APPLICABLE LAWS").

         (b) Mortgagor shall from time to time, upon Mortgagee's request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

         (c) Notwithstanding any provisions set forth herein or in any document regarding Mortgagee's approval of alterations of the Property, Mortgagor shall not alter the Property in any manner which would materially increase Mortgagor's responsibilities for compliance with

Applicable Laws without the prior written approval of Mortgagee. Mortgagee's approval of the plans, specifications, or working drawings for alterations of the Property as required herein shall create no responsibility or liability on behalf of Mortgagee for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Mortgagee.

         (d) Mortgagor shall give prompt notice to Mortgagee of the receipt by Mortgagor of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

         (e) After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Mortgage or any of the other Loan Documents;
(ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder; (iii) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (iv) Mortgagor shall have furnished to Mortgagee all other items reasonably requested by Mortgagee.


         8.  CONDEMNATION

         (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation, governmental taking or eminent domain proceeding of which Mortgagor has knowledge or receives notice with respect thereto (a "CONDEMNATION") and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for such Condemnation and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage; PROVIDED, HOWEVER, that so long as Mortgagor is not in default hereunder or under the other Loan Documents, Mortgagee shall not be entitled to exercise said appointment. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Note, this Mortgage, and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Debt. Mortgagee shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note.

         (b) If the Property shall be the subject of a Condemnation, in whole or in part,

Mortgagor shall give prompt written notice thereof to Mortgagee.

             (i) In the case of a Condemnation, provided that no Event of Default has occurred and is continuing, Mortgagee may: (A) settle and adjust any claim with the prior written consent of Mortgagor, or (B) allow Mortgagor to agree with the condemning authority on the amount to be paid upon the Condemnation; PROVIDED, HOWEVER, that, if no Event of Default shall have occurred and be continuing, Mortgagor may adjust losses aggregating not in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) if such adjustment is carried out in a competent and timely manner, and provided in any case that Mortgagee shall be, and is hereby, authorized to collect and receipt for any such Condemnation award or proceeds. The reasonable expenses incurred by Mortgagee in the adjustment and collection of a Condemnation award or proceeds shall become part of the Debt, shall be secured by this Mortgage and shall be reimbursed by Mortgagor to Mortgagee on demand.

             (ii) In the event of any Condemnation affecting all or any portion of the Property where: (A) the Condemnation award or proceeds are sufficient to enable Mortgagor to fully restore the Property; (B) the term of, and proceeds derived from, Mortgagor's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Property is undergoing restoration; (C) Mortgagee determines that the restoration is reasonably capable of being completed, and is actually completed, at least nine (9) months prior to the Maturity Date; (D) the Loan-to-Value Ratio upon completion of restoration is estimated, by an appraiser acceptable to Mortgagee, to be no greater than 0.7:1.0; (E) the License Agreement has not been terminated as a result of the Condemnation; (F) the restoration can be completed within nine (9) months from the date that the Condemnation occurred, or within such shorter time period as may be required by the License Agreement; (G) the restoration is permitted or required under the License Agreement; and (H) the Debt Service Coverage Ratio upon completion is reasonably anticipated to be at least 1.25 to 1.0, then, if no Event of Default shall have occurred and be continuing, the Condemnation award or proceeds shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or the part thereof subject to the Condemnation, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the twelve (12) calendar month period immediately preceding the Condemnation, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten percent (10%) less than NOI for such twelve (12) calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI.

             (iii) Except as provided above, the award or proceeds collected upon any Condemnation shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to the cost of restoring, repairing, replacing or rebuilding the Property or the part thereof subject to the Condemnation in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note.

             (iv) In the event that a Condemnation award or proceeds, if any, shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the Property to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee; PROVIDED, HOWEVER, that Mortgagor shall pay all costs (and if required by Mortgagee, shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net award or proceeds made available pursuant to the terms hereof.

             (v) In the event Mortgagor is entitled to reimbursement out of proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with: (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Mortgagee's option, assurances reasonably satisfactory to Mortgagee that such funds are available, sufficient in addition to the Condemnation award or proceeds to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time. Funds other than the Condemnation award or proceeds shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Mortgagee's possession, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of a Condemnation award or proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Mortgagor, provided such restoration was performed in accordance with the provisions of this Section, and Mortgagor is not then in default of its obligations under the Loan Documents.

         9.  LEASES AND PROFITS

         (a) In connection with the Loan, Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor's right, title and interest in all current and future Leases and Profits, it being intended by Mortgagor that such assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Mortgagee. Mortgagor shall execute and deliver to Mortgagee such additional instruments, in form and substance reasonably satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Mortgagee has granted to Mortgagor a revocable license to operate and manage the Property and to collect the Profits. Mortgagor shall hold the Profits, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Mortgagee for use in the payment of such sums. Upon the occurrence of an Event of Default, the license granted to Mortgagor shall automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Profits, whether or not Mortgagee enters upon or takes control of the Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver to collect the Profits. Any Profits collected after revocation of the license may be applied toward payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem appropriate.

         (b) Mortgagor shall furnish Mortgagee with executed copies of all Leases and all amendments thereto. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arms-length transactions. All proposed Leases shall be subject to the prior approval of Mortgagee except that proposed Leases which: (i) do not individually or in the aggregate alter the ratio of office/retail space to hotel space as presently utilized in the Property; (ii) are the result of an arms-length transaction with a bona fide, independent third-party; (iii) provide for rental rates comparable to existing market rates; (iv) do not contain any terms which would affect Mortgagee's rights under the Note, this Mortgage or the other Loan Documents; and (v) are for less than 500 square feet, shall not be subject to the prior approval of Mortgagee (the "MAJOR LEASES"). All Leases shall provide that they are subordinate to this Mortgage and that the lessee agrees to attorn to Mortgagee. Mortgagor shall: (A) observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt;
(B) promptly send to Mortgagee copies of all notices of default which Mortgagor shall send or receive thereunder; (C) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof; (D) not collect any Profits more than one (1) month in advance; (E) not execute any other assignment of the lessor's interest in the Leases or Profits; (F) other than DE MINIMIS non-financial amendments, not alter, modify or change the terms of the Major Leases without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld), or, except if a lessee is in default, cancel or terminate a Major Lease or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; PROVIDED, HOWEVER, that any Major Lease may be canceled if at the time of the cancellation thereof a new Major Lease is entered into with a bona fide, independent third-party on substantially the same terms or more favorable terms as the canceled Major Lease; (G) not alter, modify or change the terms of any guaranty of the Leases or cancel or terminate such guaranty without the prior written consent of Mortgagee; (H) not consent to any assignment of or subletting under a Major Lease not in accordance with their terms, without the prior written consent of Mortgagee; and (I) execute and deliver at the request of Mortgagee all such further assurances, confirmations and assignments in connection with the Property as Mortgagee shall from time to time request.

         (c) All security deposits of lessees, whether held in cash or any other form, shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor into a separate account. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any legal requirements, name Mortgagee as payee or mortgagee thereunder (or at Mortgagee's option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Mortgagee subject to the terms of the Leases.


         10.  REPRESENTATIONS CONCERNING LOAN

         Mortgagor represents, warrants and covenants as follows:

             (a) Mortgagor is duly organized and validly existing in good standing under the applicable laws of the state of its creation as a limited liability company and Mortgagor is qualified to do business in and is in good standing in the state in which the Property is located, with full power, right, authority and legal capacity to enter into this Mortgage, the Loan and the Loan Documents and to operate the Property as contemplated hereunder.

             (b) The execution, delivery and performance of the Loan Documents executed or delivered by Mortgagor and the consummation of the transactions contemplated thereby: (i) have been duly authorized by all requisite actions;
(ii) have been approved or consented to by all of their respective constituent entities whose approval or consent is required to be obtained; (iii) do not require the approval or consent of any governmental authority having jurisdiction over any of Mortgagor or the Property; (iv) do not and will not constitute a violation of, or default under, the governing instruments of Mortgagor or any applicable requirement of a governmental authority; and (v) will not be in contravention of any court or administrative order or ruling applicable to Mortgagor or the Property, or any mortgage, indenture, agreement, commitment or instrument to which Mortgagor is a party or by which it or its assets are bound, nor create or cause to be created any mortgage, lien, encumbrance, or charge against the assets of Mortgagor other than those permitted by the Loan Documents.

             (c) There are no actions, suits or proceedings pending, or, to the knowledge of Mortgagor, threatened, nor any pending or, to the knowledge of Mortgagor, threatened labor disputes, against or affecting Mortgagor or the Property, or any other collateral covered by the Loan Documents, or involving the validity or enforceability of the Loan Documents or the priority of the liens created or to be created thereby, at law or in equity, or before or by any governmental authority, which, if adversely determined, would, in the determination of Mortgagee, either individually or in the aggregate, have a material adverse affect on (i) the operation of the Property as contemplated hereunder, (ii) the ability of Mortgagor to pay all of its liabilities or to perform all of its obligations in the manner and within the time periods required under the Loan Documents, (iii) the validity, enforceability or consummation of the Loan Documents or the transactions contemplated thereby, or
(iv) the title to the Property, the permitted uses of the Property or the value of the security provided by the Loan Documents.

             (d) The Note, this Mortgage and the other Loan Documents are the legal, valid and binding obligations of Mortgagor and are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Mortgage, and the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

             (e) To Mortgagor's best knowledge, and except as disclosed on the survey of the Property delivered to Mortgagee in connection with this Mortgage, all of the Improvements which were considered in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Land encroach upon any of the Improvements, so as to affect the value or marketability of the Property.

             (f) The Property is not subject to any leases, licenses or other use or occupancy agreements. No person has any possessory interest in the Property or right to occupy any portion thereof except under and pursuant to the provisions of any Leases or transient hotel guests in the ordinary course of Mortgagor's business.

             (g) The survey of the Property delivered to Mortgagee in connection with this Mortgage has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Property is situated, and to Mortgagor's best knowledge, does not fail to reflect any material matter affecting the Property or the title thereto.

             (h) The financial statements of Mortgagor heretofore furnished to Mortgagee are, as of the date specified therein, complete and correct in all material respects and fairly present the financial condition of Mortgagor and to Mortgagor's best knowledge are prepared in accordance with the Uniform System of Accounts for hotel and motel properties as approved by the American Hotel and Motel Association (as in effect from time to time, the "UNIFORM SYSTEM OF ACCOUNTS") applied on a consistent basis. Mortgagor does not on the date hereof have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Mortgagor and which, in Mortgagor's opinion, are reasonably likely to result in a material adverse effect on the Property or the operation thereof as a hotel, except as referred to or reflected or provided for in the financial statements heretofore furnished to Mortgagee or as otherwise disclosed to Mortgagee herein. Since the last date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Mortgagor from that set forth in such financial statements as of the dates thereof.

             (i) The License Commitment is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

             (j) The Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

             (k) Neither the execution and delivery of the Loan Documents, Mortgagor's performance thereunder, nor the recordation of this Mortgage will adversely affect (i) Mortgagor's rights under either the License Agreement or the Management Agreement or (ii) the licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Property as a hotel.

             (l) The Leases are in full force and effect and to Mortgagor's best knowledge, there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

             (m)  Since the date of the last inspection of the Property by

Mortgagee: (i) no portion of the Property has been damaged and not repaired to Mortgagee's satisfaction or has been taken in condemnation or other similar proceedings; and (ii) no change has occurred in the structure or physical condition of the Property other than customary wear and tear.

             (n) Since the date of the information and documentation relating to the Property furnished to Mortgagee, no material change in the Property has occurred.

             (o) No default has occurred and is continuing in the performance of any obligation of Mortgagor or any affiliate of Mortgagor which would be deemed an Event of Default under the Loan Documents if they were in effect, or any instruments evidencing, securing or guaranteeing any other loan.

             (p) There exists no fact, event or disclosure in connection with the Loan that reasonably could be expected to cause the Loan to become delinquent or otherwise have a material adverse affect on the Loan or the Property.

             (q) Except as otherwise previously disclosed to Mortgagee in writing, no notice of violation of any municipal ordinances have been filed against the Property by any municipal department.

             (r) Mortgagor has no knowledge of any latent or patent defects in the roof, foundations, sprinkler mains, structural, mechanical and HVAC systems and masonry wall in any of the Improvements.

             (s) No portion of the Property or Improvements is located in an area identified by the Secretary of Housing and Urban Development, the Federal Emergency Management Act or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Property or Improvements is now or at any time in the future located within any such area, at the request of Mortgagee, Mortgagor will obtain and maintain the insurance prescribed in Section 4 hereof. Mortgagor hereby acknowledges that this provision is operative insofar as the triggering condition specified in the first sentence hereof is satisfied.

             (t) Mortgagor has obtained, or as promptly as reasonably possible after completion of the construction of the Improvements will obtain and provide to Mortgagee, true and correct copies of all necessary certificates, permits, licenses and other approvals, governmental and otherwise, necessary for the legal use, occupancy and operation of the Property as a hotel, including, without limitation, any applicable food, beverage and liquor licenses, certificate of completion and occupancy permit and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are either in full force and effect as of the date hereof or will be promptly obtained when appropriate after the date hereof and thereafter maintained in full force and effect, and are not or will not be subject to revocation, suspension, forfeiture or modification.

             (u) The Property, the Improvements and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use and Environmental Laws and other similar laws.

             (v) The Property is, or after completion of construction of the Improvements will be, served by all utilities required for the current or contemplated use thereof. All utility service is or will be provided by public utilities and the Property has accepted such utility service or is or will be equipped to accept such utility service.

             (w) (i) The Property is contiguous to (or has access through a perpetual easement which perpetual easement in each case is (or will be) irrevocable, and is not (and will not be) subordinate to any mortgage other than this Mortgage) and has access to a physically and legally open all-weather public street; (ii) all public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been (or will be) completed prior to the hotel on the Property opening for business, are (or will be) serviceable and all-weather prior to the opening for business and are (or will be) physically and legally open for use by the public prior to the hotel on the Property opening for business; and (iii) Mortgagor has (or will have) all necessary permits and approvals for ingress and egress prior to the hotel on the property opening for business.

             (x) The Property is free from damage caused by fire or other casualty and is in good repair.

             (y) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full (or will be paid when due) and the title insurance company has received such additional assurances, bond or other comfort it may require in order to provide Mortgagee with an acceptable title insurance policy having no title exception for mechanics' or materialmen's liens or potential liens.

             (z) Mortgagor either has paid and is the owner of, or will have paid and be the owner of, all furnishings, fixtures and equipment (other than tenants' property) now or hereafter located on or used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby and any security interest expressly permitted by Mortgagee.

             (aa) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

             (bb) Mortgagor has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority affecting the Property.

             (cc) The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements owned by Mortgagor or any other person not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

             (dd) Mortgagor has disclosed to Mortgagee all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. Each of the representations and the warranties made by each Guarantor herein or in any other Loan Document(s) is true and correct in all material respects.

             (ee) No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Mortgagor's knowledge, there are no illegal activities or activities relating to controlled substances at the Property.


         11.  SINGLE PURPOSE ENTITY; AUTHORIZATION

         Mortgagor represents and warrants, and covenants for so long as any obligations secured by this Mortgage remain outstanding, as follows:

             (a) Mortgagor does not and will not own any asset or property other than: (i) the Property; and (ii) personal property necessary for the ownership or operation of the Property.

             (b) Mortgagor does not and will not engage in any business other than the ownership, management and operation of the Property, and Mortgagor will conduct and operate its business in all material respects as presently conducted and operated and will not change the use of the Property.

             (c) Mortgagor will not enter into any contract or agreement with Guarantor or an Affiliate, except upon terms and conditions that are substantially similar to those that would be available on an arms-length third-party basis.

             (d) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than: (i) the Debt, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances and (iii) interim advances to Mortgagor by Guarantor to fund construction and property development expenses related to the Property in the amounts set forth in the Guaranty Agreement, all of which shall be repaid with the proceeds of the Loan on or before August 15, 1997; provided, however, that, after September 1, 1997, Mortgagor may incur Affiliate indebtedness to Guarantor in an aggregate amount not to exceed Fifty Thousand and No/100 Dollars ($50,000.00) in any calendar month and Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate, and provided further that such Affiliate indebtedness shall bear interest at a rate not in excess of the Prime Rate plus one percent (1%). Except with Mortgagee's prior written approval in each instance, no indebtedness other than the Debt is or shall be secured by the Property. Mortgagee's approval shall be granted or withheld at Mortgagee's sole discretion. In connection with any such financing approved by Mortgagee, Mortgagor shall be required to obtain and deliver to Mortgagee a subordination and standstill agreement from such Mortgagee which shall be in form and substance satisfactory to Mortgagee in its sole discretion.

             (e) Mortgagor has not made and will not make any loans or advances to any third party (including any constituent party, Guarantor or any affiliate of Mortgagor, of any constituent party or of Guarantor), where the principal, interest and all other sums exceed, in the aggregate, Ten Thousand Dollars ($10,000.00) in the ordinary course of business and of the character of trade or operational expenses.

             (f) Mortgagor has done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence, and Mortgagor will not, nor will Mortgagor permit any constituent party or Guarantor, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents, as the case may be, of Mortgagor or such constituent party or Guarantor in a manner which would adversely affect the Mortgagor's existence as a single purpose entity.

             (g) Mortgagor will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party, and Mortgagor and Guarantor each will file or cause to be filed separate tax returns. Mortgagor shall provide Mortgagee with sixty (60) days prior written notice of any change in the principal place of its business or the jurisdiction of formation.

             (h) Mortgagor is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate or constituent party of Mortgagor or any Affiliate or constituent party of Guarantor), and will use and conduct its business in its own name.

             (i) Neither Mortgagor nor any constituent party will cause or seek the dissolution or winding up, in whole or in part, of Mortgagor.

             (j) Mortgagor will not commingle its funds and other assets with those of, or pledge its assets for the benefit of, any Affiliate or constituent party of Mortgagor, any Affiliate or constituent party of Guarantor, or any other person.

             (k) Mortgagor does not or will not hold itself out to be responsible for the debts or obligations of any other person and does not or will not pay another person's liabilities out of its own funds.

             (l) Mortgagor will not consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, and Mortgagor will not make an assignment for the benefit of its creditors.


         12.  MAINTENANCE OF PROPERTY

             (a) Mortgagor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the prior written consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Property, or the use thereof, subject to Mortgagor's right to contest the same as provided in this Mortgage. Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty (subject to Section 4 hereof), or become damaged, worn or dilapidated, or which may be affected by any proceeding of the character referred to in Section 8 hereof, and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Except as expressly permitted in writing by Mortgagee, Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Mortgagee. Mortgagor shall not:
(i) change the use of the Land as currently configured and utilized; (ii) permit or suffer to occur any waste on or to the Property or to any portion thereof; or
(iii) take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership. Mortgagor shall not enter into any license, easement, covenant or other agreement affecting the Property without the prior written consent of Mortgagee.

             (b) Mortgagor shall not commit or suffer any waste on or to the Property or to any portion thereof or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any steps to convert the Property or any portion thereof to a condominium or cooperative form of ownership, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Mortgage. Mortgagor will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

             (c) Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except as otherwise expressly permitted by Mortgagee.


         13.  TRANSFER OR ENCUMBRANCE OF THE PROPERTY

             (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor, EHA IV and Guarantor in owning and operating properties such as the Property in agreeing to make the loan secured by this Mortgage, and that Mortgagee will continue to rely on Mortgagor's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Property. So long as any amounts remain outstanding under the Note or Other Loan Documents, Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Property or any part thereof, or permit the Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

             (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section shall be deemed to include: (i) an installment sales agreement wherein Mortgagor agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Profits; and (iii) the change, removal or resignation of EHA IV or the transfer of the partnership interests of EHA IV; PROVIDED, HOWEVER, that the foregoing provision shall not prohibit or restrict the transfer of the lesser of: (A) up to forty-nine percent (49%) of the ownership interests in EHA IV, or (B) such lesser amount of ownership interests in EHA IV as shall be permitted by the License Agreement.

             (c) No sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property, or of any interest therein, shall be permitted during the term of the Loan without Mortgagee's prior written approval (except for leases in the ordinary course of business entered into in accordance with the terms of this Mortgage). Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property without Mortgagee's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property.

             (d) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property shall not be deemed to be a waiver of Mortgagee's right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property made in contravention of this Section shall be null and void and of no force or effect.

             (e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, Mortgagee's out-of-pocket attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval or disapproval, and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.


         14.  ESTOPPEL CERTIFICATES: AFFIDAVITS

             (a) Within ten (10) days after request by Mortgagee, Mortgagor shall furnish Mortgagee or any proposed assignee of the Loan with a statement, duly acknowledged and certified, setting forth: (i) the amount of the original principal amount of the Note; (ii) the then outstanding principal balance of the Note; (iii) the most recent rate of interest of the Note of which Mortgagor has received notice; (iv) the terms of payment and maturity date of the Note; (v) the date on which installments of interest and/or principal were last paid; (vi) except as provided in such statement, there are no defaults or events with which the passage of time or the giving of notice or both would constitute an event of default under any of the Loan Documents; (vii) any offsets or defenses to the payment of the Debt to Mortgagor's best knowledge; (viii) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations of Mortgagor, which have not been modified or if modified, giving particulars of such modification; (ix) that after completion of the construction of the Improvements, all Leases and other agreements necessary for the use and operation of the Property, including without limitation, all food, liquor and other beverage licenses and all other necessary permits and governmental approvals, are (or will be prior to the hotel on the Property opening for business) in full force and effect, have not been modified (or if modified, setting forth all modifications), and are not, to the best knowledge of Mortgagor, in default or if any of such agreements are in default, setting forth the specific nature of all such defaults; (x) that the Management Agreement is in full force and effect, has not been modified and is not, to the best knowledge of Mortgagor, in default, or if in default, setting forth the specific nature of such default; (xi) that the License Agreement is in full force and effect, has not been modified and is not, to the best knowledge of Mortgagor, in default, or if in default, setting forth the specific nature of such default, and (xii) as to any other matters reasonably requested by Mortgagee and reasonably related to the Management Agreement, the License Agreement, the Leases, the obligations secured hereby, the Property or this Mortgage.

             (b) Within thirty (30) days after request by Mortgagee, Mortgagor shall furnish Mortgagee or any proposed assignee of the Loan with a certificate reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

             (c) Mortgagor shall deliver to Mortgagee upon request, an estoppel certificate from the Manager attesting to such facts regarding the Management Agreement as Mortgagee may require, including, but not limited to, attestations that such agreement is in full force and effect with no defaults thereunder on the part of Manager or, to Manager's best knowledge, any other party, stating the amount of management fees and all other fees and sums payable by Mortgagor under the Management Agreement, and that the Manager claims no defense or offset against the full and timely performance of its obligations under the Management Agreement in form and substance reasonably satisfactory to Mortgagee; PROVIDED, HOWEVER, that Mortgagor shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Mortgagee.

             (d) Mortgagor shall use its best efforts to deliver to Mortgagee upon request, an estoppel certificate from the Licensor attesting to such facts regarding the License Agreement as Mortgagee may require, including, but not limited to, attestations that such agreement is in full force and effect with no defaults thereunder on the part of Licensor or, to Licensor's best knowledge, any other party, stating the amount of license fees, incentive fees and all other fees and sums payable by Mortgagor under the License Agreement, and to Licensor's best knowledge that Licensor claims no defense or offset against the full and timely performance of its obligations under the License Agreement in form and substance reasonably satisfactory to Mortgagee; provided; however, that Mortgagor shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Mortgagee or except as set forth in the Escrow Agreement.


         15.  CHANGES IN THE LAWS REGARDING TAXATION

         If any law is enacted, adopted or amended after the date of this Mortgage which imposes a tax (other than income taxes), either directly or indirectly, on the Debt or Mortgagee's interest in the Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee or its counsel determines that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.


         16.  NO CREDITS ON ACCOUNT OF THE DEBT

         Mortgagor will not claim, demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.


         17.  DOCUMENTARY STAMPS

         If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Mortgage or any of the other Loan Documents, or shall impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.


         18.  CONTROLLING AGREEMENT

         It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.


         19. BOOKS AND RECORDS. Mortgagor shall keep and maintain full and adequate books and records of account in accordance with methods acceptable to Mortgagee in its sole discretion, consistently applied. Mortgagor will furnish, or cause to be furnished to Mortgagee, within 30 days of the end of each calendar quarter or indicated period, the following items, each certified by a senior financial officer of Mortgagor as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with the Uniform System of Accounts, consistently applied: (a) a written occupancy statement dated as of the last day of the most recently ended calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (b) monthly and year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of the Property, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the Improvements); and (c) a written statement dated as of the last day of the most recently ended month showing the percentage of hotel or motel rooms rented and occupied during such month and the average daily room rate charged during such month. Upon request by Mortgagee, Mortgagor will provide a detailed explanation of any variances of ten (10%) percent or more between budgeted and actual amounts for such periods. Mortgagor shall furnish or cause to be furnished, within one hundred twenty (120) days following the end of each calendar year, a statement of the financial affairs and condition of the Property, including a statement of profit and loss and a balance sheet for the Property (and Guarantor) for the immediately preceding fiscal year, prepared by an independent certified public accountant acceptable to Mortgagee. Mortgagor shall deliver to Mortgagee on or before January 31 of each calendar year an itemized operating budget and capital expenditure budget for the Property and a management plan for the Property for the current calendar year in such detail as Mortgagee may reasonably request. Mortgagor shall promptly after receipt deliver to Mortgagee copies of all quality inspection reports or similar reports or inspection results that are delivered to it by the Franchisor. At any time and from time to time Mortgagor and Guarantor shall deliver to Mortgagee or its agents such other financial data as Mortgagee or its agents shall reasonably request with respect to Mortgagor and/or Guarantor and the ownership, maintenance, use and operation of the Property. All information required to be furnished to Mortgagee pursuant to this Section shall be on the form provided by Mortgagee (which form shall accompany Mortgagee's request). Mortgagee shall have the right to conduct an independent audit of any of the above financial information at its own expense at any time. In the event that an error in excess of three percent (3%) of either total revenues or total expenses is discovered, the cost of the audit shall be borne by Mortgagor.


         20.  PERFORMANCE OF OTHER AGREEMENTS

             (a) Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or instrument affecting or pertaining to the Property (collectively, the "OPERATING AGREEMENTS"). Upon reasonable request by Mortgagee, Mortgagor shall use best efforts to deliver to Mortgagee estoppel certificates from each party to the Operating Agreements in form and substance reasonably satisfactory to Mortgagee; PROVIDED, HOWEVER, that Mortgagor shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Mortgagee.

             (b) Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of the Operating Agreements and shall:

                  (i) diligently proceed to cure any default and satisfy any demand made upon it pursuant to the Operating Agreements;

                  (ii) promptly notify Mortgagee in writing of any default under the Operating Agreements and provide Mortgagee with copies of any notices delivered in connection therewith;

                  (iii) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the other party under the Operating Agreements; and

                  (iv) grant Mortgagee the right, but Mortgagee shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Operating Agreements on the part of Mortgagor to be performed or observed to be promptly performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagor in, to and under said Operating Agreements shall be kept unimpaired and free from default.


         21.  FURTHER ASSURANCES

         (a) Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this Section; provided, however, that so long as no Event of Default has occurred and continues beyond any applicable cure period, Mortgagee shall not be entitled to exercise the foregoing power.

         (b) Mortgagor acknowledges that Mortgagee may (i) sell or transfer interests in the Loan and Loan Documents to one or more participants or special purpose entities, (ii) pledge Mortgagee's interests in the Loan and the Loan Documents as security for one or more loans obtained by Mortgagee, or (iii) sell the Loan evidenced by the Note and the Loan Documents to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue one or more classes of Mortgage-Backed, Pass-Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "SECURITIES"). The Securities may be rated by one or more national rating agencies. Mortgagor acknowledges and agrees that Mortgagee may, at any time, sell, transfer or assign the Note, this Mortgage and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue Securities evidencing a beneficial interest in a rated or unrated public offering or private placement. In this regard, Mortgagor agrees to make available to Mortgagee all information concerning its business and operations which Mortgagee reasonably requests. Mortgagee may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities. Mortgagee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities or any credit rating agency rating such Securities (collectively, the "INVESTOR") and each prospective Investor, all documents and information which Mortgagee now has or may hereafter acquire relating to Mortgagor and the Property, whether furnished by Mortgagor or otherwise, as Mortgagee determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Loan; PROVIDED, HOWEVER, that Mortgagee shall obtain agreement from any such reviewing party to keep such information strictly confidential to itself and its advisors. Mortgagor shall furnish and hereby consents to Mortgagee furnishing to such Investors or such prospective Investors any and all information concerning Mortgagor and the Property as may be requested by Mortgagee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to Investors and prospective Investors. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor. Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Mortgagee's request, Mortgagor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Mortgagee may reasonably require.


         22.  RECORDING OF MORTGAGE

         Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien thereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest thereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental thereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental thereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.


         23.  REPORTING REQUIREMENTS

         Mortgagor agrees to give prompt written notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or any constituent thereof, or the insolvency or bankruptcy filing of Guarantor.


         24.  EVENTS OF DEFAULT

         The term "EVENT OF DEFAULT" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

             (a)  if any portion of the Debt is not paid on or before the fifth
(5th) day after the date such payment is due (including, without limitation, any required deposit into any of the Accounts or the Escrow Fund) or if the entire Debt is not paid on or before the Maturity Date;

             (b) subject to Mortgagor's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when due and payable;

             (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee upon request;

             (d) if Mortgagor transfers or encumbers any portion of the Property in a manner inconsistent with the terms of this Mortgage;

             (e) if any representation or warranty of Mortgagor, or of Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made or shall become so at any time prior to repayment in full of the debt;

             (f) if Mortgagor or Guarantor shall make an assignment for the benefit of creditors, or if Mortgagor or Guarantor shall generally not be paying its debts as they become due;

             (g) if a receiver, liquidator or trustee of Mortgagor or of Guarantor shall be appointed, or if Mortgagor or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or of Guarantor shall be instituted; PROVIDED, HOWEVER, that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by Mortgagor or Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within ninety (90) days;

             (h) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Property, whether it be superior or junior in lien to this Mortgage and such default continues beyond thirty (30) days after written notice thereof;

             (i) subject to Mortgagor's right to contest as provided herein, if the Property becomes subject to any mechanic's, materialman's or other lien or encumbrance except a lien or encumbrance for local real estate taxes and assessments not then due and payable that is not bonded over, discharged or terminated within thirty (30) days of filing;

             (j) if Mortgagor fails to cure promptly any violations of laws, ordinances or regulations affecting the Property or pertaining to its use or operation;

             (k) except as permitted in this Mortgage, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Mortgagee;

             (l) if there shall occur any damage to the Property in any manner which is not covered by insurance solely as a result of Mortgagor's failure to maintain insurance required in accordance with this Mortgage;

             (m) if without Mortgagee's prior written consent: (i) the Manager resigns or is removed; (ii) there is any material change in or amendment to the Management Agreement; or (iii) there is a cancellation, expiration, surrender or termination, for any reason, of the Management Agreement;

             (n) if a default by Borrower has occurred and continues beyond any applicable cure period under the Management Agreement;

             (o) if Mortgagor ceases to operate a hotel on the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Property or restoration of the Property after casualty or condemnation or similar force majeure event);

             (p) if Mortgagor operates the Property under the name of any hotel chain or system other than "Hampton Inn" without the prior written consent of Mortgagee;

             (q) if without Mortgagee's prior written consent, (i) the Licensor resigns or is removed, (ii) there is any material change in or amendment to the License Agreement; or (iii) there is a cancellation, expiration, surrender or termination, for any reason, of the License Agreement;

             (r if a default has occurred and continues beyond any applicable cure period under the License Agreement;

             (s) if Mortgagor or Guarantor shall be in default beyond any applicable cure period under any term, covenant, or condition of this Mortgage, or any of the other Loan Documents;

             (t) if for more than thirty (30) days after receipt of written notice from Mortgagee, Mortgagor shall continue to be in default under any term, covenant, or condition of this Mortgage, or any of the other Loan Documents other than as specified in any of the subsections of this Section; PROVIDED, HOWEVER, that if the cure of any such default cannot reasonably be effected within such thirty (30) day period and Mortgagor shall have promptly and diligently commenced to cure such default within such thirty (30) day period, then the period to cure shall be deemed extended for up to an additional sixty
(60) days (for a total of ninety (90) days from Mortgagee's default notice) so long as Mortgagor diligently and continuously proceeds to cure such default to Mortgagee's satisfaction;

             (u) if by December 31, 1997, EHA IV shall have failed to have conveyed and transferred, for cash, the real property located in Warwick, Rhode Island, which it currently owns or shall have failed to transfer such property to another entity; and

             (v) if a default shall have occurred and continues beyond any applicable cure period under any term, covenant or condition of any mortgage or other loan documents now existing or executed in the future by Erie Hotel, LLC, a New York limited liability company to Mortgagee.


         25.  LATE PAYMENT CHARGE: SERVICING FEES

         (a)  If any portion of the Debt is not paid on or before the fifth
(5th) day after the date such payment is due or if the entire Debt is not paid on or before the Maturity Date, Mortgagor shall pay to Mortgagee upon demand an amount equal to the lesser of: (i) the maximum amount permitted by applicable law, and (ii) five percent (5%) of such overdue portion of the Debt, to defray the expense incurred by Mortgagee in handling and processing such delinquent payment and to compensate Mortgagee for the loss of the use of such delinquent payment, and such amount shall be secured by this Mortgage, and the other Loan Documents.

         (b) Mortgagor will pay, from and after the date of the occurrence of an Event of Default through the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full, interest on the unpaid principal balance of the Note at a per annum rate equal to the lesser of (a) the variable Adjustable Rate, as defined in the Note, then in effect on the Debt calculated monthly as set forth in the Note plus five percent (5%) per annum, or (b) the maximum interest rate which by law Mortgagor may pay or Mortgagee may charge and collect (the "DEFAULT RATE")


         26.  RIGHT TO CURE DEFAULTS

         Upon the occurrence of any Event of Default and the lapse of any applicable cure period or if Mortgagor fails to make any payment or to do any act as herein provided, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, take such action as Mortgagee may deem necessary to protect its security for the Loan. Upon the occurrence and continuation of an Event of Default, Mortgagee is authorized to enter upon the Property for such purposes or to appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including Mortgagee's attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt (following Mortgagor's failure to cure), shall be secured by this Mortgage, and the other Loan Documents and shall be due and payable to Mortgagee upon demand.


         27.  REMEDIES

         (a) Upon the occurrence of any Event of Default or if Mortgagor fails to make any payment or to do any action as herein provided, Mortgagee may take such action, without any obligation to do so and notice or demand, except for any notice which may not be waived pursuant to applicable law or which is expressly provided for herein, and without releasing Mortgagor from any obligation hereunder, as Mortgagee deems advisable to protect and enforce its rights against Mortgagor and in and to the Property including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

             (i)    declare the entire Debt to be immediately due and payable;

             (ii) institute judicial proceedings or nonjudicial proceedings, by notice and advertisement to the extent required by law, for the complete foreclosure of this Mortgage in which case the Property or any interest therein may be sold for cash, upon credit or otherwise in one or more parcels or in several interests or portions and in any order or manner;

             (iii) sell for cash, upon credit or otherwise the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

             (iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents;

             (v) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage or the other Loan Documents;

             (vi) apply for the appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, Guarantor or of any person, firm or other entity liable for the payment of the Debt;

             (vii) revoke the license granted to Mortgagor to collect the Profits and other sums due under the Leases and enforce Mortgagee's interest in the Leases and Profits and enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may to the maximum extent permitted, or not restricted, under applicable law: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Profits, earnings, revenues, and other income of the Property and every part thereof; and
                    (E) apply the receipts from the Property to the payment of the Debt, after deducting therefrom all expenses (including Mortgagee's attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

             (viii) require Mortgagor to pay monthly in advance to Mortgagee, or any
                    receiver appointed to collect the Profits, the fair and reasonable rental value for the use and occupancy of any portion of the Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; and

             (ix) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code, including the right to establish a lock box for all Profits and other receivables of Mortgagor relating to the Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien on the remaining portion of the Property.

         (b) The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Mortgagee under this Mortgage or the other Loan Documents, whether under the provisions of this Section or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

         (c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which such sale shall be so adjourned.

         (d) Upon the completion of any sale or sales pursuant hereto, Mortgagee or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor, to act in its name and stead (such power of attorney being coupled with an interest, and irrevocable), to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

         (e) Upon any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

         (f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

         (g) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

         (h) Mortgagee may resort for the payment of the Debt to any remedies and the security given by the Note, this Mortgage or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Mortgage or the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Mortgage or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Mortgage or the other Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated.

         (i) The interests and rights of Mortgagee under the Note, this Mortgage or the other Loan Documents shall not be impaired by any indulgence, including: (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

         (j) Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations under any of the Loan Documents.

         28.  RIGHT OF ENTRY

         Mortgagee and its agents shall have the right to enter and inspect the Property during normal business hours upon reasonable notice.


         29.  SECURITY AGREEMENT

         This Mortgage is a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Mortgage, Mortgagor has granted and thereby grants to Mortgagee, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (such portion of the Property so subject to the Uniform Commercial Code being called in this Section the "COLLATERAL"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time reasonably consider necessary to create, perfect or preserve Mortgagee's security interest therein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Property are or are to become fixtures. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code including, without limitation, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, following the occurrence and continuation beyond any applicable cure period of an Event of Default, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including Mortgagee's attorneys' fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage, the Assignment, the Environmental Agreement, the Guaranty Agreement and the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.


         30.  ACTIONS AND PROCEEDINGS

         After the occurrence and during the continuance of an Event of Default, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.


         31.  WAIVER OF SETOFF AND COUNTERCLAIM

         All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a counterclaim (other than a mandatory or compulsory counterclaims) in any action or proceeding brought against it by Mortgagee, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.


         32.  CONTEST OF CERTAIN CLAIMS

         Notwithstanding the provisions of Sections 5 and 24(i) hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or a mechanic's or materialman's lien asserted against the Property if, and so long as: (a) Mortgagor shall have notified Mortgagee of such nonpayment and the reasons therefor within ten (10) days of obtaining knowledge thereof;
(b) Mortgagor shall diligently and in good faith contest such Taxes, Other Charges or lien by appropriate legal proceedings which shall operate to prevent the enforcement or collection thereof and the sale of the Property or any part thereof, in satisfaction thereof; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety reasonably satisfactory to Mortgagee or such other entity as is required by applicable law, in the amount of the Taxes, other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; and (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other Mortgage, mortgage or security interest covering or affecting any part of the Property. Notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Mortgagee, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.


         33.  RECOVERY OF SUMS REQUIRED TO BE PAID

         Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as they become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.


         34.  MARSHALING AND OTHER MATTERS

         Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force, and all rights of marshaling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives and renounces any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.


         35.  HAZARDOUS SUBSTANCES

         Mortgagor hereby represents and warrants to Mortgagee that, except as set forth in the Phase I Environmental I Site Assessment dated June 26, 1997, prepared by SCS Engineering, Inc.: (a) the Property is not in direct or indirect violation of any local, state, federal or other applicable governmental authority, statute, ordinance, code, order, decree, law, rule or regulation or common law pertaining to or imposing liability or standards of conduct concerning the protection of human health, environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any state super-lien and environmental clean-up statutes (collectively, "ENVIRONMENTAL LAWS"); (b) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to hazardous and/or toxic, dangerous and/or regulated substances, solvents, wastes, materials, pollutants or contaminants, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances, materials or solvents which are included under or regulated by Environmental Laws, including, without limitation, Asbestos (collectively, "HAZARDOUS SUBSTANCES"); (c) no Hazardous Substances are or have been, prior to Mortgagor's acquisition of the Property, discharged, generated, treated, disposed of or stored on, incorporated in or removed or transported from the Property other than in compliance with all Environmental Laws; and (d) no underground storage tanks exist on any of the Property. So long as Mortgagor owns or is in possession of the Property, Mortgagor shall keep or cause the Property to be kept free from Hazardous Substances (other than DE MINIMIS quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Property as a hotel or motel, and which are stored and disposed of in compliance with all Environmental Laws, including, without limitation, chlorinators, pesticides, fertilizers, de-icers, cleaning supplies and other Hazardous Substances used by Mortgagor or its agents in the operation of the Property) and in compliance with all Environmental Laws, shall promptly notify Mortgagee if Mortgagor shall become aware of any Hazardous Substances on the Property and/or if Mortgagor shall become aware that the Property is in direct or indirect violation of any Environmental Laws and Mortgagor shall remove such Hazardous Substances and/or cure such violations, as applicable, as required by law, promptly after Mortgagor becomes aware of such Hazardous Substances or such violations, at Mortgagor's sole expense. Nothing herein shall prevent Mortgagor from recovering such expenses from any other party that may be liable for such removal or cure. Upon Mortgagee's request, at any time and from time to time while this Mortgage is in effect (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Mortgagee's election but at Mortgagee's expense), Mortgagor shall provide at Mortgagor's sole expense, an inspection or audit of the Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Mortgagee indicating the presence or absence of Hazardous Substances on the Property. If Mortgagor fails to provide such inspection or audit within thirty (30) days after such request, Mortgagee may order such inspection or audit, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Mortgagor and added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Mortgagor under this Section shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies thereunder including, without limitation, the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.


         36.  ASBESTOS

         Mortgagor represents and warrants that no asbestos or any substance containing asbestos (collectively, "ASBESTOS") is located on the Property. Mortgagor shall not install in the Property, nor permit to be installed in the Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Mortgagee, at Mortgagor's sole expense. Upon Mortgagee's request, at any time and from time to time (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Mortgagee's election but at Mortgagee's expense), Mortgagor shall provide, at Mortgagor's sole expense, an inspection or audit of the Property prepared by an engineering or consulting firm approved by Mortgagee, indicating the presence or absence of Asbestos on the Property. If Mortgagor fails to provide such inspection or audit within thirty (30) days after such request, Mortgagee may order such inspection or audit. The cost of such inspection or audit shall be paid by Mortgagor and added to the principal balance of the sums due under the Note and this Mortgage, and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Mortgagor under this Section shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies thereunder, including, but not limited to, the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.


         37.  ENVIRONMENTAL MONITORING

         Mortgagor shall give prompt written notice to Mortgagee of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about the Property; (b) all claims made or threatened by any third party against Mortgagor or the Property relating to any loss or injury resulting from any Hazardous Substance; and (c) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Mortgagor shall permit Mortgagee to join and participate, as a party if it so elects, in any legal proceedings or actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Mortgagor shall pay all reasonable attorneys' fees incurred by Mortgagee in connection therewith. In the event that any environmental site assessment report prepared for the Property recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Mortgagor shall cause such operations and maintenance plan to be prepared and implemented at Mortgagor's expense upon request of Mortgagee and in accordance with the recommendation. In the event that any inspection, assessment, investigation, site monitoring, containment, cleanup, removal, restoration, corrective action or other work of any kind to prevent, cure or mitigate any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or which is reasonably necessary or desirable under an applicable Environmental Law ("REMEDIAL WORK") is recommended, Mortgagor shall, at its sole cost and expense, commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Mortgagee for performance thereof (or such shorter period of time as may be required under applicable law).


         38.  MANAGEMENT OF THE PROPERTY

         Mortgagor further covenants and agrees with Mortgagee as follows:

         (a) Mortgagor shall cause the hotel located on the Property to be operated pursuant to the License Agreement and the Management Agreement.

         (b)  Mortgagor shall:

             (i) pay all sums required to be paid by Mortgagor under the License Agreement and the Management Agreement and promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the License Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

             (ii) promptly notify Mortgagee in writing of any default under the License Agreement or the Management Agreement of which it is aware and provide Mortgagee with copies of any notices delivered in connection therewith;

             (iii) promptly deliver to Mortgagee a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the License Agreement or the Management Agreement other than day-to-day general correspondence;

             (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Licensor and Manager;

             (v) assign, and does hereby assign and transfer, to Mortgagee any right it may have to modify, amend or supplement the License Agreement or the Management Agreement, such that any attempted modification, amendment or supplement of the License Agreement or the Management Agreement without the prior written consent of Mortgagee shall be null and void and have no legal force or effect;

             (vi) grant Mortgagee the right, but Mortgagee shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the License Agreement and the Management Agreement on the part of Mortgagor to be performed or observed to be promptly performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagor in, to and under the License Agreement and the Management Agreement shall be kept unimpaired and free from default;

             (vii) use its reasonable efforts to obtain, from time to time, from Licensor and Manager such certificates of estoppel with respect to compliance by Mortgagor with the terms of the License Agreement and the Management Agreement, respectively, as may be requested by Mortgagee;

             (viii) exercise each individual option, if any, to extend or renew the term of the License Agreement and the Management Agreement upon demand by Mortgagee made at any time within one year of the last day upon which any such option may be exercised, and Mortgagor hereby expressly authorizes and appoints Mortgagee its attorney-in-fact to exercise any such option in the name of and upon behalf of Mortgagor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest; PROVIDED, HOWEVER, that so long as Mortgagor is not in default hereunder or under any of the Loan Documents, Mortgagee shall not be entitled to exercise the foregoing appointment; and

             (ix) promptly notify Mortgagee in writing and provide Mortgagee with copies of any notices delivered to Mortgagor, including, without limitation, any notice of violation of any laws, regulations, or ordinances or other notice from any governmental or quasi-governmental authority, or any notice of default under the Leases, the Management Agreement or any other document or agreement relating to the Property, which contain information that, if true, might materially adversely affect the value, use or operation of the Property.

         (c)  Mortgagor shall not, without Mortgagee's prior written consent:
(i) surrender, terminate or cancel the License Agreement or the Management Agreement; (ii) reduce or consent to the reduction of the term of the License Agreement or the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the License Agreement (except as otherwise expressly provided therein) or the Management Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the License Agreement or the Management Agreement in any material respect; or (v) operate the Property under the name of any hotel chain or system other than Hampton Inn.

         (d) Mortgagor shall not, without Mortgagee's prior written consent, enter into transactions with any Affiliate including, without limitation, any arrangement providing for the management of the hotel on the Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Mortgagor if the monetary or business consideration arising therefrom would be substantially as advantageous to Mortgagor as the monetary or business consideration which would obtain in a comparable transaction with a person not an Affiliate of Mortgagor. Notwithstanding the foregoing, Mortgagee acknowledges that Manager is an Affiliate of Mortgagor, and hereby consents to the Management Agreement.

         (e) Mortgagor irrevocably authorizes and directs Licensor and Manager to deliver to Mortgagee: (i) all operating information concerning the Property submitted by Mortgagor to Licensor or Manager; (ii) the written results of all quality assurance inspections of the Property performed by Licensor or Manager; and (iii) such other information that Mortgagee or Mortgagee's agents may reasonably request, from time to time, including any information in the possession of Licensor or Manager relating to Mortgagor not included in the reports referred to above.

         39.  HANDICAPPED ACCESS

         (a) Mortgagor agrees that the Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "ACCESS LAWS").

         (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Property, Mortgagor shall not alter the Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Mortgagee.

         (c) Mortgagor agrees to give prompt written notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.


         40.  ERISA

         Mortgagor covenants and agrees that it shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Mortgagee of any of its rights under the Note, this Mortgage and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended ("ERISA").


         41.  INDEMNIFICATION

         (a) In addition to any other indemnifications provided herein, in the Environmental Agreement or in the other Loan Documents, Mortgagor shall protect, defend, indemnify and save harmless the Indemnified Parties (defined herein) from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, attorneys' fees and expenses), imposed upon or incurred by or asserted against Mortgagee by reason of: (i) ownership of this Mortgage (except income, franchise and similar taxes and costs related thereto), the Property or any interest therein or receipt of any Profits; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any failure on the part of Mortgagor or Guarantor to perform or comply with any of the terms of this Mortgage; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (vi) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Property or any other property;
(vii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos;
(viii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (ix) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any remedial action, reasonable out-of-pocket attorney's and consultant's fees, investigation and laboratory fees, court costs, and litigation expenses; (x) any failure of the Property to comply with any Access Laws; (xi) any representation or warranty made in the Note, this Mortgage or the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (xii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; (xiii) the claims of any lessee of all or any portion of the Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; and (xiv) claims of any persons arising under or as a consequence of any of the Operating Agreements. Any amounts payable to Mortgagee by reason of the application of this Section shall be immediately due and payable, shall be secured by this Mortgage and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. Notwithstanding the foregoing, Mortgagor shall not be liable for any losses incurred by Mortgagee arising solely as a direct result of Mortgagee's gross negligence or willful misconduct. The obligations and liabilities of Mortgagor under this Section shall survive any termination, satisfaction or assignment of this Mortgage or the entry of a judgment of foreclosure, sale of the Property by nonjudicial foreclosure sale, or delivery of a conveyance in lieu of foreclosure (but shall be limited to liabilities accruing or arising prior thereto), but shall continue to be subject to the limitations on recourse set forth in Section 42 below, to the extent applicable, which shall also survive.

         (b) "INDEMNIFIED PARTIES" means Mortgagee and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of

Mortgagee's assets and business).


         42.  LIMITATIONS ON RECOURSE

         (a) Subject to the qualifications set forth in this Section, neither Mortgagor nor Guarantor nor any partner, shareholder, officer, or director, manager, member or Affiliate of either of them or any successors or assigns of the foregoing (collectively, the "EXCULPATED PARTIES") shall be personally liable either at law or in equity for the repayment of the Debt or the failure of performance of any other obligation evidenced by the Note or contained in the Mortgage or the other Loan Documents and Mortgagee will satisfy any judgments, orders or decrees on account of the failure to repay such Debt and/or the failure to perform any such obligation, from the Property and any other real or personal property, tangible or intangible, as Mortgagor, Guarantor or any other entity shall have pledged or assigned to secure the Note by any of the Loan Documents, except that Mortgagee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Mortgagee to enforce and realize upon the Note, the Mortgage, the other Loan Documents, and the interests in the Property and any other collateral given to Mortgagee pursuant to the Mortgage and the other Loan Documents; PROVIDED, HOWEVER, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Mortgagor only to the extent of Mortgagor's interest in the Property and in any other collateral given to Mortgagee. Mortgagee, by accepting the Note, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Mortgagor in any such action or proceeding, under, by reason of or in connection with the Mortgage, the Assignment, the other Loan Documents or the Note. The provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Note this Mortgage or the other Loan Documents; (ii) impair the right of Mortgagee to name Mortgagor as a party defendant in any action or suit for foreclosure and sale under this Mortgage; (iii) affect the validity or enforceability of the Guaranty Agreement, the Environmental Agreement or any other guaranty or indemnity made in connection with the Note, this Mortgage or the other Loan Documents; (iv) impair the right of Mortgagee to obtain the appointment of a receiver; (v) impair the right of Mortgagee to bring suit with respect to fraud or misrepresentation by Mortgagor in connection with the Note, this Mortgage or Loan Documents; (vi) affect the validity or impair the enforcement of the Loan Documents.

         (b) Nothing herein shall be deemed to be a waiver of any right which Mortgagee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Mortgage or to require that all collateral shall continue to secure all of the debt owing to Mortgagee in accordance with the Note, this Mortgage and the other Loan Documents.

         (c) Notwithstanding the foregoing provisions of this Section or any other provision in the Loan Documents, Mortgagor and Guarantor, jointly and severally, shall be fully and personally liable to and shall indemnify Mortgagee for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Mortgagee (including, without limitation, Mortgagee's attorneys' fees and costs) arising out of or attributable or relating to:

             (i) fraud or misrepresentation by Mortgagor or Guarantor in connection with the Loan;

             (ii) the gross negligence or willful misconduct of Mortgagor or Guarantor, their agents, managers, officers or employees with respect to their obligations to Mortgagee or with respect to the operation of the Property, or physical waste of the Property;

             (iii) the breach of provisions in this Mortgage concerning Environmental Laws, Hazardous Substances and Asbestos, and any indemnification of Mortgagee herein or in the Environmental Agreement or any other Loan Document with respect to such Environmental Laws, Hazardous Substances and Asbestos;

             (iv) other than in the ordinary course of business, the removal or disposal of any portion of the Property after an Event of Default under the Note, this Mortgage, or any other Loan Document;

             (v) the misapplication or conversion by Mortgagor of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property; (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property; or (C) rents, issues, profits, proceeds, accounts, or other amounts received by Mortgagor or Guarantor (in the case of clause (C) following an Event of Default under the Note, this Mortgage or the other Loan Documents);

             (vi) Mortgagor's failure to pay Taxes, assessments, charges for labor or materials or Other Charges that can result in liens on any portion of the Property, provided, however, that Mortgagor's and Guarantor's liability hereunder shall cease with respect to such amounts incurred from and after such time, if any, that Mortgagee obtains legal and beneficial title to the Property;

             (vii) the deductible amount in respect of any insurance maintained in respect of the Property, provided, however, that Mortgagor's and Guarantor's liability hereunder shall cease with respect to such amounts incurred from and after such time, if any, that Mortgagee obtains legal and beneficial title to the Property;

             (viii) the costs incurred by Mortgagee (including reasonable attorneys' fees) in connection with the collection or enforcement of the Debt;

             (ix) any security deposits, advance deposits or retained rents and profits collected with respect to the Property which are not delivered to Mortgagee upon a foreclosure of the Property or action in lieu thereof;

             (x) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Property or any other property, regardless of when discovered, which occurs prior to foreclosure, transfer by deed in lieu of foreclosure or the appointment of a receiver by Mortgagee;

             (xi) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos;

             (xii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos;

             (xiii) any violation of the Environmental Laws, regardless of when discovered, which occurs prior to foreclosure, transfer by deed in lieu of foreclosure or the appointment of a receiver by Mortgagee, and which is based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any remedial action, reasonable out-of-pocket attorney's and consultant's fees, investigation and laboratory fees, court costs, and litigation expenses; and

             (xiv) Mortgagor fails to comply with the provisions of Sections 11 and/or 13 of this Mortgage.

         (d) Notwithstanding the foregoing, the agreement of Mortgagee not to pursue recourse liability as set forth in subsection (a) above SHALL BE AND BECOME NULL AND VOID and shall be of no further force or effect if: (1) Mortgagor fails to permit reasonable on-site inspections of the Property upon reasonable advance oral notice or to provide financial reports and information pertaining to the Property as required by any Loan Document, unless such failure is the result of a good faith error and such failure is cured within ten (10) days after notice; (2) any financial information concerning Mortgagor or Guarantor provided by Mortgagor or Guarantor (or their respective agents, employees, or authorized representatives) is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of Mortgagor or Guarantor; (3) Mortgagor fails to obtain Payee's prior written consent, if consent is required under any Loan Document, to any subordinate financing; (4) Mortgagor fails to obtain Payee's prior written consent, if consent is required under any Loan Document, to any transfer of the Property or of any ownership interest in Mortgagor; and (5) Mortgagor or its Managing Member files for relief or protection under any federal, state or other bankruptcy, insolvency, reorganization or other creditor-relief laws, or an involuntary filing or petition is made under any of such laws, against Mortgagor by any of its creditors (other than Payee) and such involuntary filing is not unconditionally dismissed or vacated within ninety (90) days. Upon the occurrence of any of the foregoing events, Mortgagor and Guarantor shall have full joint and several recourse liability for all sums due under the Loan Documents.

         (e) Nothing in this Section shall be interpreted or construed to impair, limit the liability of or otherwise affect the terms, conditions, requirements and obligations of Guarantor under that certain Guaranty Agreement dated as of the date hereof or the Mortgagor or Guarantor under the Environmental Agreement.


         43.  NOTICE

                  Any notice, demand, statement, request, consent or other communication made hereunder shall be in writing and shall be deemed given (a) on the next Business Day if sent by Federal Express or other reputable overnight courier and designated for next Business Day delivery, (b) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, or (c) on the third (3rd) Business Day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address or additional party as Mortgagor, Guarantor or Mortgagee, as the case may be, shall in like manner designate in writing. Any notice to Mortgagor or Guarantor shall be likewise given to Harris Beach & Wilcox, LLP, 130 East Main Street, Rochester, New York, 14604-1687, to the attention of Mark R. Foerster, Esq. Any notice to Mortgagee shall be likewise given to Katten Muchin & Zavis, 1025 Thomas Jefferson Street, N.W., Suite 700 East Tower, Washington, D.C.
20007, to the attention of Christopher J. Hart, Esq.


         44.  AUTHORITY

         Mortgagor represents and warrants that: (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and (b) Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations. Mortgagee represents and warrants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage.


         45.  WAIVER OF NOTICE

         To the extent permitted by applicable law, neither Mortgagor nor Guarantor shall be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor or Guarantor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor and Guarantor each hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor or Guarantor, including, without limitation, notice of default, notice of intention to accelerate sums under the Loan Documents and notice of acceleration of sums under the Loan Documents. All notices required hereunder must be in writing, delivered by certified mail (return receipt requested), personal delivery



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



or overnight delivery.


         46.  REMEDIES OF MORTGAGOR

         In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Note, this Mortgage, the Assignment, the Environmental Agreement, the Guaranty Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's and Guarantor's remedies shall be limited to injunctive relief or declaratory judgment.


         47.  SOLE DISCRETION OF MORTGAGEE

         Wherever pursuant to this Mortgage Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.


         48.  NON-WAIVER

         The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of: (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise to enforce any of the provisions hereof or of the Note, the Assignment, the Environmental Agreement, the Guaranty Agreement or the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, the Assignment, the Environmental Agreement, the Guaranty Agreement or the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.



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



         49.  NO ORAL CHANGE

         This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.


         50.  LIABILITY

         If Mortgagor or Guarantor consists of more than one person, the obligations and liabilities of each such person hereunder and of each of Mortgagor and Guarantor shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor, Guarantor and Mortgagee and their respective successors and assigns forever.


         51.  INAPPLICABLE PROVISIONS

         If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.


         52.  SECTION HEADINGS

         The headings and captions of the various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


         53.  COUNTERPARTS

         This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Mortgage may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Mortgage. The failure of any party hereto to execute this Mortgage, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.


         54.  HOMESTEAD

         Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Debt, or any part thereof.

         55.  ASSIGNMENTS

         Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage. Neither Mortgagor nor Guarantor shall, without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee's sole discretion, assign or transfer its rights under this Mortgage or any of the Loan Documents.


         56.  SUBMISSION TO JURISDICTION

         MORTGAGOR, GUARANTOR AND MORTGAGEE EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY OHIO STATE OR FEDERAL COURT SITTING IN CUYAHOGA COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE. MORTGAGOR, GUARANTOR AND MORTGAGEE EACH MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF OHIO, CUYAHOGA COUNTY, OR THE UNITED STATES OF AMERICA FEDERAL DISTRICT COURT HAVING JURISDICTION OVER CUYAHOGA COUNTY AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. MORTGAGOR, GUARANTOR AND MORTGAGEE EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.


         57.  SERVICE OF PROCESS

         To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in Section 56 hereof may be served by registered or certified mail, postage prepaid, to Mortgagor or Guarantor, as applicable, at the address set forth above or to such other address of which Mortgagor or Guarantor, as applicable, shall have given Mortgagee written notice. Nothing in this Section shall affect the Mortgagee's right to serve process in any manner permitted by law, or limit Mortgagee's right to bring proceedings against Mortgagor or Guarantor in the courts of any other jurisdiction.


         58.  WAIVER OF JURY TRIAL

         MORTGAGOR, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS

INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.


         59.  CHOICE OF LAW

         THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH JURISDICTION.


         60.  TIME OF ESSENCE

         Time is of the essence of this Mortgage and of each and every term, covenant and condition herein.


         61.  SURVIVAL

         All covenants, representations and warranties made herein shall survive the making of the Loan and the delivery of the Note and other Loan Documents. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Sections 35, 36, 37 and 41 of this Mortgage shall in no way be impaired by: any satisfaction or other termination of this Mortgage, any assignment or other transfer of all or any portion of this Mortgage or Mortgagee's interest in the Property (but, in such case, shall benefit both Mortgagee and any assignee or transferee), any exercise of Mortgagee's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Mortgagor or by Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Mortgage, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto. All obligations and liabilities of Mortgagor under Sections 35, 36, 37 and 41 of this Mortgage shall cease and terminate on the earlier to occur of (a) the first (1st) anniversary of the date of payment to Mortgagee in cash of the entire Debt, and (b) the first date, after payment to Mortgagee in cash of the entire Debt, on which Mortgagor, at its sole cost and expense, delivers to Mortgagee an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Mortgagee and indicating the Property is in full compliance with all applicable Environmental Laws.

         62.  NO THIRD-PARTY BENEFICIARY RIGHTS CREATED

         The parties hereto expressly declare that it is their joint and mutual intention that this Mortgage and the transactions contemplated hereby shall not be construed as creating a third party beneficiary contract, and neither this Mortgage nor any of the other Loan Documents shall be construed as giving or conferring any rights or benefits whatsoever to or upon any other persons or entities other than Mortgagor, Guarantor and Mortgagee.


         63.  DISCHARGE

         If all indebtedness secured hereby is promptly paid when due and all other provisions hereof are faithfully performed, the conveyance of the Property shall be null and void, otherwise to remain in full force and effect.


         64.  MAINTAINING PRIORITY OF MORTGAGE

         Mortgagor shall, at its expense, cause the recordation of this Mortgage and of any other instrument evidencing or securing the Note wherever such recording would or might be required in order to protect the first lien and priority of this Mortgage or such instrument against the claims of third parties. Mortgagor hereby covenants and agrees at all times, at its sole expense, take such other action and execute and record such other instruments as may be necessary or desirable to preserve and protect the first lien and priority of this Mortgage and all other instruments evidencing or securing the Note.


         65.  USURY SAVINGS

         This Mortgage and the Note are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the Debt or loan charges at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by applicable law to contract or agree to pay. If by the terms of this Mortgage or the Note, Mortgagor is at any time required or obligated to pay interest on the Debt or loan charges at a rate in excess of such maximum rate, the rate of interest or loan charges under the Mortgage and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments or loan charges in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt or for loan charges shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

         66.  COSTS

         (a) Mortgagor acknowledges and confirms that Mortgagee shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans,
(b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement. Mortgagor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Mortgagee or any governmental or quasi-governmental authority. Mortgagor hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Mortgagee from time to time, upon the occurrence of any such event or otherwise. Wherever it is provided for herein that Mortgagor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Mortgagee, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.

         (b) (i) Mortgagor shall pay all legal fees incurred by Mortgagee in connection with (A) the preparation of the Note, this Mortgage and the other Loan Documents; and (B) the items set forth in subsection (a) above, and (ii) Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Mortgagee until such expenses are paid by Mortgagor.


         67.  LOCAL LAW PROVISIONS

         (a) Notice is hereby given that no holder of any mortgage, deed of trust, deed to secure debt, lien security interest or other encumbrance affecting all or any portion of the Property, which is inferior to the lien, security interest and security title of this Mortgage shall have the right or privilege to require the Mortgagee to marshall assets.

         (b) The Mortgagee is hereby authorized to do all things provided to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code. The correct name and address of the Mortgagor and the Mortgagee are as set forth in the preamble to this Mortgage.




                      [SIGNATURE APPEARS ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Mortgagor has executed and delivered this Open-End Mortgage, Assignment of Leases and Profits, Security Agreement and Fixture Filing under seal as of the day and year first above written.

Witnesses:           MORTGAGOR:

                     SOLON HOTEL LLC, a New York limited liability company

                     By: Essex Hotels LLC, a New York limited liability company, its managing member

                          By: Essex Hospitality Associates IV L.P., a New York limited partnership, its managing member

                               By: Essex Partners Inc., a New York corporation, its general partner


                                    By: /S/BARBARA J. PURVIS     (SEAL)
                                    Name:    Barbara J. Purvis
                                    Title:   Senior Vice President

_______________________
Witness

_______________________
Printed Name

_______________________
Witness

_______________________
Printed Name

STATE OF NEW YORK            )
                             )
COUNTY OF MONROE             )


         Before me, ________________________________, on this day personally appeared Barbara J. Purvis, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Senior Vice President of Essex Partners Inc., a New York corporation, general partner of Essex Hospitality Associates IV L.P., a New York limited partnership, managing member of Essex Hotels LLC, a New York limited liability company, managing member of SOLON HOTEL LLC, a New York limited liability company, and acknowledged to me that she executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation as general partner of said limited partnership, as managing member of Essex Hotels LLC, as managing member of SOLON HOTEL LLC, on behalf of said corporation, said limited partnership and said limited liability companies. Given under my hand and seal of office this 7TH day of July, 1997.


                                  -----------------------------
                                  Notary Public

[NOTARIAL SEAL]

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND